AGREEMENT FOR PURCHASE OF OWNERSHIP INTEREST
                  --------------------------------------------



          1.     Parties.  This Agreement for Purchase of Ownership Interest
                 -------
(the "Agreement") is entered into this 20th day of October, 2003, and shall be deemed effective as of October 31, 2003, by and between Brunetti DEC, LLC ("Seller"), a Colorado limited liability company with offices located at 1888 Sherman Street, Suite 620, Denver, Colorado 80203; and Intercell International Corporation ("Buyer"), a Nevada corporation with offices located at 370 Seventeenth Street, Suite 3640, Denver, Colorado 80202.

          2.     Recitals.  Seller is a Colorado limited liability company that
                 --------
was organized on December 4, 1998 as Brunetti Associates, LLC. On June 1, 2000, Seller changed its name to Brunetti DEC, LLC and has operated continuously under that name.

          In order to raise capital for its continuing operations, Seller desires to sell a sixty percent (60%) ownership interest in Seller's business and Buyer desires to purchase a sixty percent (60%) ownership interest in Seller's business according to the term and conditions set forth in this Agreement.

          Therefore, in consideration of the payment by Buyer and transfer of ownership by Seller, the representations and warranties and the mutual promises and covenants set forth in this Agreement, Buyer and Seller agree as follows.

          3.     Purchase of Ownership Interest.
                 ------------------------------

               3.1     Purchase of Membership Interest. Subject to the terms and
                       -------------------------------
conditions set forth herein, at the Closing (as defined below) Seller will sell to Buyer and Buyer will purchase from Seller, a membership interest in Seller's business equal to sixty percent (60%) of the total ownership interest in Seller (the "Membership Interest"). Sale of the Membership Interest as set forth above shall be evidenced by resolutions of the managers and members of Seller and by execution at Closing by Buyer and Seller of that certain Second Amended and Restated Operating Agreement of Brunetti DEC, LLC in the form attached hereto as Attachment 3.1 to this Agreement (the "Operating Agreement").

               3.2     Purchase Price.  Buyer will pay to Seller for the
                       --------------
Membership Interest the total sum of Seven Hundred Thousand Dollars ($700,000) at the Closing without offset or adjustment (the "Purchase Price").

               3.3     Payment of Purchase Price.  The Purchase Price will be
                       -------------------------
paid to Seller at Closing in the form of cash, electronic transfer funds, certified check, savings and loan teller's check or cashier's check.

          4.     Representations, Warranties and of Buyer.  The Buyer makes the
                 ----------------------------------------
following representations and warranties to Seller and to each of the existing Members and Managers of Seller:

               4.1  Due Authorization; Binding Obligation; No Conflict.  The
                    --------------------------------------------------
execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and is a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate or conflict with any federal or state law, statute, regulation, decree, injunction, judgment or order which is either applicable to, binding upon or enforceable against the Buyer; or (ii) result in any breach of or default under any mortgage, contract, agreement or other instrument that is either binding upon or enforceable against the Buyer.

               4.2  Conditions and Best Efforts.  Buyer will use its best
                    ---------------------------
efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of Buyer's obligations under this Agreement, and shall do all acts and things as may be required to carry out Buyer's obligations and to consummate this Agreement.

               4.3  Confidential Information.  Buyer and Seller entered into a
                    ------------------------
letter agreement dated September 8, 2003 under which Buyer agreed to maintain the confidentiality of Confidential Information received from Seller. A copy of that agreement is attached as Attachment 4.3 to this Agreement. Notwithstanding any provisions of this Agreement to the contrary, the agreement set forth in Attachment 4.3 shall not be merged into this Agreement and shall survive the closing of this transaction. If for any reason the transaction provided for under this Agreement is not closed, Buyer will not disclose to third parties any confidential information received from Seller in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement and all such information shall be treated in accordance with the terms of Attachment 4.3.

               4.4     Accuracy of Representations and Warranties.  None of the
                       ------------------------------------------
representations or warranties of Buyer contain, or will contain, any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading.

               4.5  No Proceeding or Litigation.  No action, suit, or proceeding
                    ---------------------------
before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of Closing against Buyer or any of Buyer's affiliates, associates, officers, or directors, seeking to restrain, prevent, or change the Purchase, questioning the validity or legality of the Purchase, or seeking damages in connection with the Purchase.

               4.6     Authorization and Validity of Documents.  The execution,
                       ---------------------------------------
delivery, and performance of this Agreement by Buyer, and the consummation by Buyer of the transactions contemplated hereby, have been duly and validly authorized by Buyer. This Agreement has been duly executed, acknowledged and delivered by Buyer and is a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

               4.7     Investment Representations.
                       --------------------------

                    4.7.1 Buyer is acquiring the Membership Interest for its own account with the present intention of holding the Membership Interest for purposes of Buyer's continuing ownership and investment in Seller in accordance with the terms of the Operating Agreement. During the course of the negotiation of this Agreement, Buyer has reviewed all information provided to it by the Seller and has had the opportunity to ask questions of and receive answers from representatives of the Seller concerning the Seller, the Membership Interest offered and sold under this Agreement, and to obtain all information requested by Buyer. Buyer has reviewed the Operating Agreement and has agreed, at Closing, to execute the Operating Agreement and to be bound by its terms.

                    4.7.2 Seller has provided to Buyer full and complete access to the assets, operations and facilities and records of Seller and has also provided such additional information concerning the business of Seller as Buyer from time to time may have requested. Buyer has agreed to close the purchase and sale of the Membership Interest under the terms of this Agreement with the full understanding and agreement that Buyer is solely responsible for investigation and evaluation of Seller's business and is not relying on the analysis or conduct of Seller or Seller's agents.

                    4.7.3 Buyer is (a) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended; (b) experienced in making investments of the kind contemplated by this Agreement; and (c) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Membership Interest; and (d) able to afford the loss of its investment in the Membership Interest.

               4.8     Buyer's Investors and Indemnification of Seller.  Buyer
                       -----------------------------------------------
is solely responsible for the source and acquisition of funds used for the purchase of the Membership Interest under this Agreement. Buyer is solely responsible for all communications, whether written or oral, with Buyer's
investors.   Seller did not participate in or in any way control the
relationship and participation of Buyer's investors. Buyer shall indemnify and hold harmless, Seller and each of Seller's agents, managers, members, employees, successors and assigns, for any and all claims, liabilities, damages or costs, including reasonable attorneys' fees, arising from or relating to any claims by third parties concerning the investment of funds to participate in the purchase and sale of the Membership Interest or any liability of Buyer for matters arising under or relating to this Agreement. In entering into this Agreement, Buyer has not relied on any oral or written information from Seller, or any of Seller's employees, members, managers or agents, other than the limited representations and warranties of Seller contained herein. Buyer acknowledges that no employee or agent of Seller has been authorized to make, and that Buyer has not relied upon, any statements, representations or warranties other than specifically contained in the Agreement.

               4.9     Brokerage.  There are no claims for brokerage
                       ---------
commissions, finders' fees, or similar compensation, contingent or otherwise, in connection with the matters that are the subject of this Agreement based on any arrangement or agreement entered into by Buyer and binding upon Seller.

          5.     Representations and Warranties of Seller.
                 ----------------------------------------

               5.1     Due Authorization; Binding Obligation; No Conflict.  The
                       --------------------------------------------------
execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and is a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate or conflict with any federal or state law, statute, regulation, decree, injunction, judgment or order which is either applicable to, binding upon or enforceable against the Seller; (b) result in any breach of or default under any mortgage, contract, agreement or other instrument which is either binding upon or enforceable against the Seller.

               5.2  Conditions and Best Efforts.  Seller will use its best
                    ---------------------------
efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of Seller's obligations under this Agreement, and shall do all acts and things as may be required to carry out Seller's obligations and to consummate this Agreement.

               5.3  No Proceeding or Litigation.  Except as previously disclosed
                    ---------------------------
in writing, no action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of Closing against Seller, or any of Seller's affiliates, associates, officers, or directors, that would have a material or adverse affect on the transactions set forth under this Agreement.

          6.     Employment of Mr. Brunetti After Closing.  Buyer and Seller
                 ----------------------------------------
agree that the Seller's business after Closing shall be operated and managed by Charles L. Brunetti ("Mr. Brunetti") and Alan F. Beall ("Mr. Beall") according to the terms and conditions set forth in the Operating Agreement. Mr. Brunetti's Employment with the Seller on and after the date of Closing shall be according to the terms and conditions set forth in that certain Employment Agreement attached hereto as Attachment 6. Seller shall, at Closing, execute the Employment Agreement in substantially the same form as

Exhibit 6 and promptly deliver the same to Mr. Brunetti with the request that the same be signed and a copy returned to Seller. Execution and delivery of the Employment Agreement by Seller and Mr. Brunetti shall be a condition to Closing, and Buyer hereby consents to and specifically authorizes Seller to enter into the Employment Agreement with Mr. Brunetti at the Closing. Effective on the Closing Date, Buyer shall appoint Mr. Brunetti to Buyer's Board of Directors.

          7.     Employment of Mr. Beall After Closing.  Buyer and Seller agree
                 -------------------------------------
that the Seller's business after Closing shall be operated and managed by Charles L. Brunetti ("Mr. Brunetti") and Alan F. Beall ("Mr. Beall") according to the terms and conditions set forth in the Operating Agreement. Mr. Beall's Employment with the Seller on and after the date of Closing shall be according to the terms and conditions set forth in that certain Employment Agreement attached hereto as Attachment 7. Seller shall, at Closing, execute the Employment Agreement in substantially the same form as Exhibit 7 and promptly deliver the same to Mr. Beall with the request that the same be signed and a copy returned to Seller. Execution and delivery of the Employment Agreement by Seller and Mr. Beall shall be a condition to Closing, and Buyer hereby consents to and specifically authorizes Seller to enter into the Employment Agreement with Mr. Beall at the Closing.

          8.     Appointment of Manager.  On and as of the Closing, Seller shall
                 ----------------------
appoint Kristi J. Kampmann as a Manager of Seller along with Mr. Brunetti and Mr. Beall. Further, so long as Buyer owns an equity interest in Seller, Seller shall annually re-appoint Kristi J. Kampmann as a manager of Seller.

          9.     Stock Option Plan.  Effective as of the date of Closing of this
                 -----------------
Agreement, Buyer shall issue to Mr. Brunetti and Mr. Beall, and each of them separately, stock options for 500,000 shares of Buyer's common stock (the "Stock Option") under the terms of Intercell's registered stock option plan. The Stock Option shall be subject to the terms of Buyer's registered stock option plan, and shall be exercised in accordance with the terms of an Option Agreement in substantially the same form as that Option Agreement attached hereto as Attachment 8. At Closing, Buyer and shall execute and deliver to both Mr. Brunetti and to Mr. Beall, individually and separately, the Option Agreement. Execution and delivery of the Option Agreement by Buyer and both Mr. Brunetti and Mr. Beall shall be a condition to Closing.

          10.     Consultant Payment.  Chrismer Consulting, Ltd. ("Chrismer")
                  ------------------
provided services to Seller in accordance with the terms of that certain letter agreement dated May 14, 2003 and entered into between Chrismer and Seller. In accordance with the terms of the letter agreement, Seller is required to pay to Chrismer at Closing a success fee of ten percent (10%) of the equity funding paid by Buyer to Seller less all consulting fees previously paid by Seller to Chrismer prior to Closing (the "Contingent Fee"). The Contingent Fee shall be calculated according to the terms of the letter agreement and shall be paid in full to Chrismer at Closing from the Purchase Price.

          11.     Closing.
                  -------

               11.1     Time, Place, and Manner of Closing.  The closing (the
                        ----------------------------------
"Closing") will be held at 3:00 a.m. on October 20, 2003 at the offices of
                                                --
Morgan & Morgan, P.C., 7535 East Hampden Avenue, Suite 425, Denver, Colorado or such other place as the parties may agree. At the Closing the parties to this Agreement shall execute and exchange certificates and other instruments and documents in order fully to perform and satisfy the terms and conditions of this Agreement. Upon the determination of each party that its conditions to consummate the Purchase have been satisfied or waived, the Seller shall deliver to the Buyer (a) the resolutions of Seller, duly executed, evidencing the transfer of the Membership Interest to Buyer; (b) a fully executed copy of the Option Agreement; and (c) a fully executed copy of the Operating Agreement, and the Buyer shall deliver to Seller (a) the Purchase Price in the form and amount set forth in paragraph 3 above; (b) the resolutions of Buyer, duly executed, authorizing Buyer's entry into and performance of this Agreement; (c) a fully executed copy of the Option Agreement; (d) a fully executed copy of the Operating Agreement; and (e) fully executed copies of the Employment Agreements between Seller and both Mr. Brunetti and Mr. Beall. From time to time after the Closing, Seller and Buyer, at the request of the other party, will execute, deliver, and acknowledge all such further instruments of transfer and conveyance and will perform all such other acts as either party may reasonably request to the extent necessary to more properly effect the transfers and obligations required under this Agreement.

               11.2     Consummation of Closing.  All acts, deliveries, and
                        -----------------------
confirmation comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery, or confirmation of the Closing and none of such acts, deliveries, or confirmations shall be effective unless and until the last of the same shall have occurred. Regardless of when the last act, delivery, or confirmation of the Closing shall take place, the transfer of the Membership Interest shall be deemed to occur as of the close of business at the principal office of Seller on the date of the Closing. Notwithstanding anything to the contrary stated herein, and solely for accounting purposes, the effective date of this Agreement shall be October 31, 2003.

               11.3.     Financial Information.  Seller agrees to provide
                         ---------------------
audited and unaudited financial statements in a form and content suitable for filing with the Securities and Exchange Commission to Buyer as and when required by Buyer in order to permit Buyer to timely file all reports, schedules and other filings which Buyer is required to file with the Securities and Exchange Commission as a fully reporting company under Section 12 of the Securities Exchange Act of 1934.

          12.     Arbitration.     Any dispute, claim, or controversy arising
                  -----------
out of or relating to this Agreement or the breach thereof shall be settled by binding arbitration in Denver, Colorado in accordance with the rules then obtaining of the American Arbitration Association. Judgment upon the award rendered in such arbitration may be entered in any court having jurisdiction thereof. Costs of arbitration, including reasonable attorney's fees, shall be paid by the party against whom the award or judgment, or both, is entered.

          13.     Miscellaneous Provisions.
                  ------------------------

               13.1     Amendment and Modification.  Subject to applicable law,
                        --------------------------
this Agreement may be amended, modified, or supplemented only by a written agreement signed by all parties.

               13.2     Waiver of Compliance; Consents.
                        ------------------------------

                    13.2.1 Any failure of any party to comply with any obligation, covenant, agreement, or condition herein may be waived by the party entitled to the performance of such obligation, covenant, or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                    13.2.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for notice set for below.

               13.3     Notices.  All notices, requests, demands, and other
                        -------
communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or three (3) days after being mailed by certified or registered mail, return receipt requested, with postage prepaid:

     If to Buyer:
     -----------

     Intercell International Corporation
     370 Seventeenth Street, Suite 3640
     Denver, Colorado  80202

     If to Seller:
     ------------

     Brunetti DEC, LLC
     1888 Sherman Street, Suite 620
     Denver, Colorado 80203

          Either party may change their address by giving notice to the other party in the manner set forth above.

               13.4     Assignment.  This Agreement shall not be assigned by
                        ----------
either party without the prior written consent of the other party to this Agreement. No permitted assignment will release the assignor from its obligations hereunder. Subject to the foregoing, this Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and personal representatives. Nothing in the Agreement, express or implied, is intended to confer on any person other than the parties hereto, or their respective successors, any rights, remedies, obligations, or liabilities under or be reason of this Agreement.

               13.5     Governing Law and Jurisdiction.  This Agreement shall be
                        ------------------------------
governed by, and interpreted in accordance with, the laws of the state of Colorado as now in effect.

               13.6     Counterparts.  This Agreement may be executed in two or
                        ------------
more counterparts, each of which shall be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.

               13.7     Certain Rules of Construction.  The provisions of this
                        -----------------------------
Agreement have been examined, negotiated, and revised by counsel for each party, and no implication will be drawn against any party hereto by virtue of the drafting of this Agreement.

               13.8     Survivability.  The representations and warranties of
                        -------------
the parties, and the indemnification of Seller by Buyer as set forth in this Agreement, shall survive the termination or closing of this Agreement.

               13.9     Entire Agreement.  This Agreement and any other document
                        ----------------
to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to in this Agreement and the Attachments to this Agreement. This Agreement and such documents supersede all prior agreements and understandings among the parties with respect to the subject matter hereof.

               13.10     Severability. Any term or provision of this Agreement
                         ------------
that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement.

               13.11  Attorney Fees.  If any action is brought by any party to
                      -------------
this Agreement to enforce or interpret its terms or provisions, the prevailing party will be entitled to reasonable attorney fees and costs incurred in connection with such action prior to and at trial and on any appeal therefrom.

               13.12  Payment of Fees and Expenses.  Each party to this
                      ----------------------------
Agreement will be responsible for, and will pay, all of its own fees and expenses, including those of counsel and each of the parties' accountants, incurred in the negotiation, preparation, and consummation of the Agreement and the closing of the transaction under this Agreement.

          14.      Attachments.  The following Attachments are attached to and
                   -----------
constitute an integral part of this Agreement and are incorporated herein by this reference.

     Attachment       Item
     ----------       ----------------------------------------------

            3.1 Second Amended and Restated Operating Agreement of Brunetti DEC, LLC

            4.3 Confidentiality Agreement between Brunetti DEC, LLC and Intercell International Corporation

              6 Employment Agreement between Brunetti DEC, LLC and Charles L. Brunetti

              7       Employment Agreement between Brunetti DEC, LLC and
                      Allen F. Beall

              8       Option Agreement


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BRUNETTI DEC, LLC:


By: /s/ Charles L. Brunetti
    -----------------------
        Charles L. Brunetti, Manager/Member

By: /s/ Allen F. Beall, Jr.
    -----------------------
        Allen F. Beall, Jr., Manager/Member



INTERCELL INTERNATIONAL CORPORATION:

By: /s/ Paul H. Metzinger
    ---------------------
        Paul H. Metzinger,
        President & Chief Executive Officer

                 SECOND AMENDED AND RESTATED OPERATING AGREEMENT
                               OF BRUNETTI DEC LLC
                      A COLORADO LIMITED LIABILITY COMPANY

                 SECOND AMENDED AND RESTATED OPERATING AGREEMENT
                                       OF
                                BRUNETTI DEC LLC



     Recitations.  This Second Amended and Restated Operating Agreement (the
     --------------
"Agreement") is made and entered into as of October 20, 2003 by and among Brunetti DEC LLC (the "Company"), a Colorado limited liability company; Charles
L. Brunetti ("Mr. Brunetti"); Allen F. Beall, Jr. (Mr. Beall"); and Intercell International Corporation, a Nevada corporation ("Intercell").

     Mr. Brunetti and Mr. Beall (collectively, the "Initial Members") and the Company entered into the Operating Agreement of Brunetti Associates Company dated as of December 4, 1998.

     The Company, the Initial Members and Gregory Johnson ("Mr. Johnson") entered into an Amended and Restated Operating Agreement of Brunetti Associates LLC dated February 1, 2000 (the "2000 Agreement").

     Pursuant to that certain Purchase and Sale Agreement dated as of October 24, 2000, Mr. Johnson transferred and conveyed to the Company all of Mr. Johnson's right, title and interest in and to the Company, including, by way of illustration and not in limitation of the generality of the foregoing, all Membership Interest, all Voting Interest and any and all interest in the profits, losses and management of the Company.

     As of the date of this Agreement, Mr. Johnson has no interest in the Company of any kind or description, and Mr. Brunetti and Mr. Beall constitute all of the Members of the Company and all of the Managers of the Company.

     Contemporaneously with the execution and delivery of this Agreement, the Company, the Initial Members and Intercell have entered in to an agreement (the "Purchase Agreement") pursuant to which, inter alia, Intercell has agreed to
                                         ----- ----
purchase and the Company has agreed to sell a sixty percent (60%) Membership Interest (as such term is defined in paragraph 11.24 of this Agreement) upon the terms and conditions set forth in the Purchase Agreement.

     Contemporaneously with the execution and delivery of this Agreement, the Company has entered into agreements with Mr. Brunetti and Mr. Beall (collectively, the "Employment Agreements") to serve as two (2) of the Managers of the Company for the term and upon the terms and conditions set forth in the Employment Agreements.

     Therefore, in consideration of the Recitations, which shall be deemed to be a substantive part of this Agreement, and of the mutual covenants, promises, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Initial Members and Intercell hereby agree as follows.

                      ARTICLE 1 - FORMATION OF THE COMPANY

     1.1  Organization of Company.  The Company was organized as a Colorado
          -----------------------
limited liability company on December 4, 1998 by executing and delivering Articles of Organization to the Colorado Secretary of State,. The Company and its Members hereby forever discharge the organizer, and the organizer shall be indemnified by the Company and the Members, from and against any expense or liability actually incurred by the organizer by reason of having been the organizer of the Company.

     1.2 Name.  The name of the Company is Brunetti DEC LLC.
         ----

     1.3  Places of Business.  The Company may locate its business at such place
          ------------------
or places as the Members may from time to time deem advisable.

     1.4  Registered Offices and Registered Agents.  The address of the
          ----------------------------------------
Company's initial registered office in the State of Colorado and the name of the registered agent at that address shall be as set forth in the Articles of Organization. The registered office or registered agent, or both, in the State of Colorado may be changed from time to time by filing the address of the new registered office or the name of the new registered agent, as the case may be, with the Colorado Secretary of State pursuant to the Colorado Act. The Company shall appoint registered agents and maintain registered offices in other jurisdictions as may be required by law.

                       ARTICLE 2 - PURPOSES OF THE COMPANY

     The purposes of the Company shall be to accomplish the lawful businesses and activities that the Members determine shall be pursued by the Company.

                   ARTICLE 3 - CERTAIN RIGHTS AND OBLIGATIONS
                             OF MEMBERS AND MANAGERS

     3.1.  Meetings of Members.  Meetings of Members may be called by (i) the
           -------------------
Managers; or by  (ii) the affirmative vote of a Majority in Interest of Members.

          3.1.1  Annual Meetings.  Annual meetings of Members shall be required.
                 ---------------

          3.1.2  Special Meetings.  Special meetings of the Members may be
                 ----------------
called at any time by the Manager or by a Majority in Interest of the Members. If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a special meeting is the date any Member first signs the notice of that meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) required by this Agreement may be conducted at a special meeting of the Members. Special meetings of Members shall be held at the registered office of the Company at such date and time as may be determined by the Manager.

          3.1.3  Notice of Meetings.  Written notice stating the place, day, and
                 ------------------
hour of the meeting, the purpose for which the meeting is called, shall be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, by certified mail, to each Member of record entitled to vote at such meeting. A waiver of notice in writing, signed by the Member before, at, or after the time of the meeting stated in the notice shall be equivalent to the giving of such notice.

          3.1.4  Proxies.  A Member may vote in person or by proxy executed in
                 -------
writing by the Member. By attending a meeting, in person or by proxy, a Member waives objection to the lack of notice or defective notice unless the Member, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting. A Member who is present at a meeting of Members at which action on any matter is taken shall be presumed to have assented to the action unless such Member (i) votes against the action; or (ii) objects at the beginning of the meeting to the holding of the meeting or the transacting of business at the meeting; or (iii) files written dissent to such action with the person presiding at the meeting before adjournment. The right of a Member to dissent as to a specific action taken at a meeting of Members is not available to a Member who votes in favor of such action or abstains in the voting thereon.

          3.1.5   Participation by Conference Telephone.  Any Member may
                  -------------------------------------
participate in a Members' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A member participating in a meeting by this means is deemed to be present in person at the meeting.

          3.1.6  Quorum.  A Majority in Interest of the Members entitled to vote
                 ------
shall constitute a quorum at the meeting of Members. If a quorum is not represented at any meeting of the Members, such meeting may be adjourned for a period not to exceed thirty (30) days at any one adjournment; provided, however,
                                                              --------  -------
that if the adjournment is for more than ten (10) days, a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting.

          3.1.7  Written Consent.  Any action of Members taken by written
                 ---------------
consent or by telephone conference shall be effective on the date on which the consent with the requisite signatures has been delivered to the Company.

     3.2  Conflicting Interest Transactions.  As used in this Section, (a)
          ---------------------------------
"conflicting interest transaction" means (i) a loan or other assistance by the Company to a Member, Manager or to a Related Entity; or (ii) a guaranty by the Company of an obligation of a Member, of a Manager or of a Related Entity; or
(iii) a contract or transaction between the Company and a Member, Manager or a Related Entity; and (b) "Related Entity" means, with respect to a Member or Manager, an Entity that is an Affiliate of the Member or Manager or in which the Member or Manager is a director, officer, partner, or trustee of, or holds a similar position, or has a financial interest. No conflicting interest transaction shall be void or voidable or be enjoined, set aside, or give rise to an award of damages or other sanctions in a proceeding by the Company or by any Member or Manager, directly or by or in the right of the Company, solely because the conflicting interest transaction involves a Member, Manager, or a Related Entity or solely because the Member or Manager participates in vote or approval of such conflicting interest transaction, or solely because the Member's vote or Manager's consent is counted for such purpose, if (i) the material facts as to the relationship or interest of the Member, Manager or Related Party and as to the conflicting interest transaction are disclosed or are known to the Members or Managers consenting to the transaction and the Members or Managers in good faith authorize, approve, or ratify the conflicting interest transaction by a Majority Vote of the Remaining Members or Remaining Managers; or (ii)the conflicting interest transaction is fair as to the Company as of the time it is undertaken by, or becomes binding upon, the Company.

     3.3  Indemnity of Members, Managers, and Agents. Without limiting any other
          ------------------------------------------
obligation of the Company to any Member or Manager, the Company shall indemnify each Member and Manager with respect to, and make advances for, the payments made, personal liabilities incurred, and expenses incurred by the Member or Manager in the ordinary and proper conduct of the Company's business and affairs (including the winding up thereof) or the preservation of the Company's business or property, to the maximum extent indemnification and advances are permitted under Section 7-80-410 of the Colorado Act. The Company may indemnify its employees and other agents who are not Members or Managers to the fullest extent permitted by law or to any lesser extent, as the Managers may determine.

     3.4  Compensation of Members. No Member shall be entitled to compensation
          -----------------------
for services rendered to the Company. Managers shall be entitled to such compensation for services rendered to the Company as may be determined from time to time by the Members.

     3.5  Liability of Members and Managers.  No Member or Manager shall be
          ---------------------------------
liable under any judgment, decree, or order of a court, or in any other manner, for any debt, obligation, or liability of the Company. No Member or Manager shall be liable to the Company or to any Member for any loss or damage sustained by the Company or by any Member, unless the loss or damage is the result of fraud, deceit, gross negligence, willful misconduct, breach of this Agreement or a wrongful taking by the Member or Manager. It is expressly recognized that no Member or Manager guarantees, in any way, the return of any Member's Capital Contribution, a profit for any Member from the operations of the Company, or any distribution from the Company.

     3.5  Members' and Managers' Duty to Company.  The parties acknowledge that
          --------------------------------------
the Managers shall conduct the business of the Company as their principal occupation. Any Member or Manager may have other business interests and may engage in other activities in addition to those relating to the Company, provided that such activities do not interfere with the performance of services to the

Company. Neither the Company nor any Member or Manager shall have any right, by virtue of this Agreement, to share or participate in such other interests or activities of any Member or Manager or to the income or proceeds derived therefrom.

     3.6 Inspection and Copying.  Upon request, each Member and Economic
         ----------------------
Interest Owner shall have the right to inspect and copy such Company documents, at the requesting Member's and Economic Interest Owner's expense; provided, however, that access to any such documents may be restricted as the Members determine in order to preserve intellectual property of the Company from misuse.

     3.7  Economic Priority.  Except as may be provided in this Agreement, no
          -----------------
Member or Economic Interest Owner shall have priority over any other Member or Economic Interest Owner, whether as to Net Profits, Net Losses, distributions, or other economic matters; provided, however, that this Section 3.8 shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

     3.8  Priority and Return of Capital. Except as may be provided in this
          ------------------------------
Agreement, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Profits, Losses or Distributions; provided, however, that this Section 3.9 shall not apply to loans (as
--------  -------
distinguished from Capital Contributions) which a Member has made to the Company.

                      ARTICLE 4 - MANAGEMENT OF THE COMPANY

          4.1 Management by Managers. The business and affairs of the Company
              ----------------------
shall be managed by the Managers of the Company. The Managers of the Company shall be Charles L. Brunetti, Allen F. Beall, Jr. and Kristi J. Kampmann (individually, a "Manager," and collectively, the "Managers"), who shall serve in such capacity until their respective successors are designated in accordance with the provisions of this Agreement and the provisions of the Employment Agreements (as hereinabove defined). Except for situations in which the approval of the Members is required by this Agreement or by non-waivable provisions of applicable law (i) the powers of the Company shall be exercised by or under the authority, and the business and affairs of the Company shall be managed under the direction, of the Managers, and (ii) the Managers or either one of them, may make all decisions and take all actions for the Company not otherwise provided for in this Agreement, including, without limitation, the following:

          4.1.1 acquire by purchase, lease, or otherwise any real or personal property that may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

          4.1.2 operate, maintain, finance, improve, construct, own, grant options with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

          4.1.3 execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the property of the Company or in connection with managing the affairs of the Company;

          4.1.4 borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company and secure the same by mortgage, pledge, or other lien on any property of the Company;

          4.1.5 execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the property of the Company;

          4.1.6 prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the property of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of the property of the Company;

          4.1.7 care for and distribute funds to the Unitholders by way of cash, income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

          4.1.8 contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers, accountants, and investment advisors, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

          4.1.9 engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

          4.1.10 take, or refrain from taking, all actions not expressly proscribed or limited by this Agreement as may be necessary or appropriate to accomplish the purposes of the Company;

          4.1.11 institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members, or the Unitholders in connection with activities arising out of, connected with, or incidental to this Agreement and to engage counsel or others in connection therewith;

          4.1.12 establish reserves for debts, liabilities, and obligations of the Company (whether accrued, contingent, or otherwise) and for capital improvements to the Company's property and for any other contingencies that the Managers determine are necessary; and

          4.1.13 take such other action and perform such other services as are necessary, customary, or appropriate for the operation of the Company.

Except as otherwise expressly provided in this Agreement or the Act, the Members shall have no right to control or manage, nor shall they take any part in the control or management of, the property, business, or affairs of the Company, but they may exercise the rights and powers of the Members under this Agreement, including, without limitation, the right to approve certain matters as provided herein.

     4.2  Authority to Bind. Unless authorized to do so by this Agreement or by
          -----------------
the Managers in writing, no attorney-in-fact, employee, or other agent shall have any power or authority to bind the Company in any way, to pledge its credit, or to render it liable financially or otherwise for any purpose. No Member or Unitholder shall have any power to bind the Company unless such Member or Unitholder has been authorized by the Managers to act as agent of the Company in accordance with the previous sentence.

     4.3  Restrictions on Authority of Managers. Notwithstanding the provisions
          -------------------------------------
of Section 4.1, the Managers may not cause the Company to do any of the following without obtaining the prior written consent of a Majority of the Capital Interests of the Members unless otherwise specified:

          4.3.1 sell, exchange, or otherwise dispose of (other than by way of a pledge, mortgage, deed of trust, or trust indenture) all or substantially all of the Company's assets;

          4.3.2 be a party to (i) a merger or (ii) an exchange or acquisition of the type described in Section 4-80-1003 of the Act or 4-90-203 of the Colorado Corporation and Association Act, which shall require the consent of a Required Interest of the Members;

          4.3.3  amend or restate the Articles;

          4.3.4 dissolve the Company, which shall require the consent of a Required Interest; or

          4.3.5 make any distribution of any property of the Company to the Members except for distributions as specifically required under this Agreement.

     4.4   Execution of Documents. Any document or instrument may be executed
          -----------------------
and delivered on behalf of the Company by the Managers (or by any Manager if more than one), including, without limitation, any deed, mortgage, note or other evidence of indebtedness, lease, security agreement, financing statement, contract, contract of sale, or other instrument purporting to convey or encumber, in whole or in part, any or all of the assets of the Company at any time held in its name, or any compromise or settlement with respect to accounts receivable or claims of the Company; and, subject to the authorization requirements set forth herein or in the Act, no other signature shall be required for any such instrument to bind the Company. Any Person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Manager as to (i) the identity of the Manager, any Member, or Unitholder;
(ii) the existence or nonexistence of any fact or facts that constitute a condition precedent to acts by the Manager or that are in any other manner germane to the affairs of the Company; (iii) the Persons who are authorized to execute and deliver any instrument or document of the Company; or (iv) any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member or Unitholder.

     4.5 Compensation of Managers. In consideration of its performance of
         ------------------------
services on behalf of the Company, each Managers shall receive as compensation for his services, the compensation set forth in the Employment Agreement(s) for each Manager, executed and delivered contemporaneously with the execution and delivery of this Agreement.

     4.6   Expenses of the Company.   The Company shall pay all expenses as are
           -----------------------
necessary to, or appropriate for, the prudent operation of the Company.

     4.7   Managers and Term of Office.  The Company shall have three (3)
           ---------------------------
Managers, unless otherwise determined by a Required Interest at a special meeting of the Members. Each Manager shall hold office until he has resigned or been removed in accordance with this Agreement.

     4.8  Vacancies; Removal; Resignation. Any Manager position to be filled for
          -------------------------------
any reason shall be filled by a vote of a Majority in Interest of the Members at an annual or special meeting of the Members called for that purpose. At any meeting of the Members at which a quorum is present and which is called expressly for that purpose, or pursuant to a written consent adopted pursuant to this Agreement, any Manager may be removed by a Required Interest (which for these purposes only shall mean one or more Members (without regard to the Manager) having among them at least a majority of the Units owned by all Members (without regard to any Units owned by the Manager)) provided, however, that a Manager may only be removed "for cause," which shall mean the gross negligence or willful misconduct of the Manager with respect to the Company's business, properties, or affairs. Any Manager may resign at any time, but only at a meeting of the Members, duly called and at which a successor Manager is appointed by a Majority in Interest of the Members. Any successor Manager must satisfy at the time of appointment, and must agree to satisfy at all times in the future while such Person is a successor Manager of the Company, the requirements set forth in the last sentence of Section 4.1(a).

     4.9   Officers. Any Manager may, from time to time, designate one or more
           --------
individuals to be officers of the Company and assign titles to particular officers. No officer need be a resident of the state of Colorado, a Member or a Manager. Any officers so designated shall have such authority and perform such duties as the Manager may, from time to time, delegate to them.

          4.9.1 Unless a Manager decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Colorado Business Corporation Act (or any successor statute thereto), the assignment of such title shall constitute the delegation to such officer of the authority and duties that normally are associated with that office, subject to any specific delegation of authority and duties made to such officer by the Manager and subject to all standards of care and restrictions applicable to the Members and the Manager hereunder.

          4.9.2 Each officer shall hold office until a successor shall be duly designated and shall qualify or until such officer's death, or until such officer shall resign or shall have been removed in the manner set forth in this Agreement. Any number of offices may be held by the same person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Manager. Any officer may be removed, with or without cause, by the Managers whenever in their judgment the best interests of the Company will be served thereby; provided, however, that such removal shall
                                    --------  -------
be without prejudice to the contract rights, if any, of the Person so removed. Any vacancy occurring in any office of the Company may be filled by a Manager.

     4.10  Company Documents.  The Manager shall maintain and preserve, until at
           -----------------
least five years after the dissolution of the Company and longer if necessary and appropriate in connection with the winding up of its business and affairs, all accounts, books, and other Company documents which are reasonably necessary as a record of its business and affairs, in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. Such documents shall be maintained at the principal executive office of the Company. Without limiting the generality of the foregoing, the Recordkeeper shall maintain and preserve the following:

          4.10.1 A current list of the full name and last-known business, residence, or mailing address of each Member and of each Economic Interest Owner, both past and present;

          4.10.2 A copy of the Articles of Organization and all amendments, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

          4.10.3 A copy of this Agreement, including Attachments and Schedules, as in effect from time to time;

          4.10.4 Copies of all writings, if any, other than this Agreement, which obligate a Member to contribute cash, property or services to the Company, and copies of all writings evidencing the obligation of any member to contribute cash, property, or services to the Company;

          4.10.5 Minutes of every meeting of the Members and copies of all written consents by which Members take action;

          4.10.6 Copies of the Company's Federal, state, and local income tax returns and reports, if any, for the three most recent years;

          4.10.7 Copies of all financial statements of the Company for the three most recent years; and

          4.10.8 Records and accounts of all operations and expenditures of the Company.

          ARTICLE 5 - CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

     5.1  Application of Article to Economic Interest Owners. The provisions of
          --------------------------------------------------
this Article 5 shall apply to Economic Interest Owners as if they were "Members," to their Economic Interests in the Company as if those Economic Interests were "Membership Interests"; provided, however, that the foregoing shall not entitle any Economic Interest Owner to vote or otherwise to give or withhold consent, agreement, or approval with respect to any matter on which a Member may vote or give or withhold consent, agreement, or approval.

     5.2  Members' Capital Contributions. The Members have made the
          ------------------------------
contributions set forth in Schedule A, attached to and constituting a part of this Agreement.

     5.3  Additional Capital Contributions.  Except as set forth in Section 5.2,
          --------------------------------
no Member shall be required to make any Capital Contribution. A Member may make additional Capital Contributions if and to the extent requested by the Manager and approved by the unanimous written consent of the Members; provided, however, that, at the time of the contribution and within thirty days thereafter, all other Members shall be given the opportunity to make additional Capital Contributions; and provided, further, that any Member may choose to make a smaller additional Capital Contribution, or to make no additional Capital Contribution, at the time of contribution.

     5.4  Capital Accounts.  A separate Capital Account shall be maintained for
          ----------------
each Member. Each Member's Capital Account shall be increased by (1) the amount of money contributed by the Member to the Company; (2) the fair market value of property contributed by the Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code); (3) each allocation to the Member of Net Profits; (4) each item in the nature of income or gain which is specially allocated to the Member pursuant to Section 6.3(a), 6.3(b), 6.3(c), 6.3(d), 6.3(e), 6.3(i) or 6.3(j); and (5) each allocation to the Member of income described in Section 705(a)(1)(B) of the Code. Each Member's Capital Account shall be decreased by (A) the amount of money distributed to the Member by the Company; (B) the fair market value of property distributed to the Member by the Company (net of liabilities secured by such distributed property that the Member is considered to assume or take subject to under Section 752 of the Code); (C) each allocation to the Member of expenditures described in Section 705(a)(2)(B) of the Code; (D) each item in the nature of deduction or loss that is specially allocated to the Member pursuant to Section 6.3(a), 6.3(b), 6.3(c), 6.3(d), 6.3(e), 6.3(i) or 6.3(j); and (E) allocations to the Capital Account of the Member of Net Losses.

          5.4.1 In the event of a permitted transfer of a Membership Interest or an Economic Interest in the Company, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest or Economic Interest in accordance with
Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

          5.4.2 The manner in which Capital Accounts are to be maintained pursuant to this Section 5.4 is intended to comply with the requirements of
Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If in the opinion of the Company's accountants the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this
Section 5.4 should be modified in order to comply with Section 704(b) of the Code and the Treasury Regulations thereunder, then, notwithstanding anything to the contrary contained in the preceding provisions of this Section 5.4 or in
Section 12.4, upon a Majority Vote of all of the Members the method in which Capital Accounts are maintained shall be so modified; provided, however, that no change in the manner of maintaining Capital Accounts shall be made which materially alters the economic agreement among the Members and Economic Interest Owners without the unanimous vote of all of the Members.

          5.4.3 Provision for payment and distribution of liquidation proceeds is made in Section 10.5.1.

     5.5  No Obligation to Restore Negative or Deficit Balances.  Except as
          -----------------------------------------------------
otherwise provided in Section 5.2 or Section 5.3 or in the Colorado Act, no Member or Economic Interest Owner shall have any liability to restore all or any portion of a negative or deficit balance in the Member's or Economic Interest Owner's Capital Account, and the negative or deficit balance of the Member's Capital Account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose whatsoever. This provision shall apply, without limitation, to a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations.

     5.6  No Interest on Capital Contributions; No Right to Return of Capital
          -------------------------------------------------------------------
Contributions. No Member shall be entitled to interest on the Member's Capital
-------------
Contribution. No Member shall be entitled to a return of the Member's Capital Contribution, as such, but only to such distributions as are provided for in this Agreement.

     5.7  Loans to Company. Nothing in this Agreement shall prevent any Member
          ----------------
from making secured or unsecured loans to the Company by agreement with the Company; provided, however, that Section 3.5 shall apply with respect to any such loan.

                      ARTICLE 6 - ALLOCATIONS, INCOME TAX,
                      DISTRIBUTIONS, ELECTIONS AND REPORTS

     6.1  Application of Article to Economic Interest Owners.  The provisions of
          --------------------------------------------------
this Article 6 shall apply to Economic Interest Owners as if they were "Members," to their Economic Interests in the Company as if those Economic Interests were "Membership Interests"; provided, however, that the foregoing shall not entitle any Economic Interest Owner to vote or otherwise to give or withhold consent, agreement, or approval with respect to any matter on which a Member may vote or give or withhold consent, agreement, or approval.

     6.2  Allocations of Net Profits and Net Losses.  The Net Profits or Net
          -----------------------------------------
Losses of the Company for each fiscal year shall be allocated to the Members in the respective proportions stated on Schedule A; provided, however, that it is recognized that a Member may transfer some or all of the Member's share of Net Profits and Net Losses to another Person or Persons pursuant to other provisions of this Agreement. A Member's share of distributions is determined based upon the Member's share of Net Profits and Net Losses, as provided in Section 6.4.

     6.3  Special Allocations to Capital Accounts and Certain Other Income Tax
          --------------------------------------------------------------------
Allocations.  Notwithstanding Section 6.2 hereof:
-----------

          6.3.1 In the event any Member unexpectedly receives any adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) of the Treasury Regulations, which create or increase a Deficit Capital Account of the Member, then items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for such year and, if necessary, for subsequent years) shall be specially allocated to the Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit Capital Account so created as quickly as possible. It is the intent that this Section 6.3.1 be interpreted to comply with the alternate test for economic effect set forth in
Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

          6.3.2 In the event any Member would have a Deficit Capital Account at the end of any Company taxable year which is in excess of the sum of any amount that the Member is treated as being obligated to restore to the Company under
Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations and the Member's share of minimum gain as defined in Section 1.704-2(g)(1) of the Treasury Regulations (which is also treated as an obligation to restore in accordance with Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations), the Capital Account of the Member shall be specially credited with items of Membership income (including gross income) and gain in the amount of such excess as quickly as possible.

          6.3.3 Notwithstanding any other provision of this Section 6.3, if there is a net decrease in the Company's minimum gain as defined in Treasury Regulation Section 1.704-2(d) during a taxable year of the Company, then the Capital Account of each Member shall be allocated items of income (including gross income) and gain for such year (and if necessary for subsequent years) equal to that Member's share of the net decrease in Company minimum gain. This
Section 6.3.3 is intended to comply with the minimum gain chargeback requirement of Section 1.704-2 of the Treasury Regulations and shall be interpreted consistently therewith. If, in any taxable year in which the Company has a net decrease in the Company's minimum gain, the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members and it is not expected that the Company shall have sufficient other income to correct that distortion, the Members may in their discretion (and shall, if requested to do so by any Member) seek to have the Internal Revenue Service waive the minimum gain chargeback requirement in accordance with Treasury Regulation Section 1.704-2(f)(4).

          6.3.4  Items of Company loss, deduction, and expenditure described in
Section 705(a)(2)(B) of the Code which are attributable to nonrecourse debt of the Company and are characterized as partner (herein Member) nonrecourse deductions under Section 1.704-2(i) of the Treasury Regulations shall be allocated to the Members' Capital Accounts in accordance with Section 1.704-2(i) of the Treasury Regulations.

          6.3.5 Beginning in the first taxable year in which there are allocations of "nonrecourse deductions" (as described in Section 1.704-2(b) of the Treasury Regulations), such nonrecourse deductions shall be allocated to the Members for any period in the same manner as Net Profits or Net Losses is allocated for such period.

          6.3.6 In accordance with Section 704(c)(1)(A) of the Code and Section 1.704-1(b)(2)(i)(iv) of the Treasury Regulations, if a Member contributes property with a fair market value that differs from its adjusted basis at the time of contribution, income, gain, loss, and deductions with respect to the property shall, solely for Federal income tax purposes and not for Capital Account purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company and its fair market value at the time of contribution.

          6.3.7 Pursuant to Section 704(c)(1)(B) of the Code, if any contributed property is distributed by the Company, other than to the Member who contributed the property, within five years of the contribution of the property to the Company, then, except as provided in Section 704(c)(2) of the Code, the contributing Member shall, solely for Federal income tax purposes and not for Capital Account purposes, be treated as recognizing gain or loss from the sale of such property, at the time of such distribution, in an amount equal to the gain or loss that would have been allocated to the contributing Member under
Section 704(c)(1)(A) of the Code if the property had been sold at its fair market value at the time of the distribution.

          6.3.8 In the case of any distribution by the Company to a Member or Economic Interest Owner, the Member or Economic Interest Owner shall, solely for Federal income tax purposes and not for Capital Account purposes, be treated as recognizing gain in an amount equal to the lesser of: (1) the excess (if any) of
(a) the fair market value of the property (other than money) received in the distribution over (b) the adjusted basis of the Member's Membership Interest or Economic Interest Owner's Economic Interest in the Company immediately before the distribution, reduced (but not below zero) by the amount of money received in the distribution; or (2) the Net Precontribution Gain (as defined in Section 737(b) of the Code) of the Member or Economic Interest Owner. The Net Precontribution Gain means the net gain (if any) which would have been recognized by the distributee Member or Economic Interest Owner under Section 704(c)(1)(B) of the Code if all property which (A) had been contributed to the Company within five years of the distribution, and (B) is held by the Company immediately before the distribution, had been distributed by the Company to another Member or Economic Interest Owner. If any portion of the property distributed consists of property which had been contributed by the distributee Member or Economic Interest Owner to the Company, then such property shall not be taken into account under this Section 6.3.8 and shall not be taken into account in determining the amount of the Net Precontribution Gain. If the property distributed consists of an interest in an Entity, the preceding sentence shall not apply to the extent that the value of such interest is attributable to the property contributed to such Entity after such interest had been contributed to the Company.

     6.3.9 All recapture of income tax deductions resulting from sale or disposition of Company property shall be allocated to the Member or Members to whom the deduction that gave rise to such recapture was allocated hereunder, to the extent that the Member or Members are allocated any gain from the sale or other disposition of such property.

     6.3.10 Any credit or charge to the Capital Accounts of the Members pursuant to Section 6.3.1, 6.3.2, 6.3.3, 6.3.4, or 6.3.5 shall be taken into account in computing subsequent allocations of profits and losses pursuant to
Section 6.2, so that the net amount of any items charged or credited to Capital Accounts pursuant to Section 6.2, 6.3.1, 6.3.2, 6.3.3, 6.3.4, or 6.3.5 shall, to the extent possible, be equal to the net amount that would have been allocated to the Capital Account of each Member pursuant to the provisions of this Article 6 if the special allocations required by Section 6.3.1, 6.3.2, 6.3.3, 6.3.4, or
6.3.5  had not occurred.

     6.4  Distributions.  Subject to Section 10.5.1, and subject to the effects
          -------------
of transfers of rights to receive distributions made in accordance with the terms and conditions of this Agreement but without transfer of associated rights in Net Profits and Net Losses, all distributions shall be made to the Members and Economic Interest Owners pro rata in proportion to the respective rights of the Members and Economic Interest Owners in Net Profits and Net Losses as determined pursuant to Section 6.2 as of the record date of such distribution.

          6.4.1 Except as otherwise provided in this Agreement, all distributions shall be made at such times as may be determined by a Required Interest of the Members. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to a Member or Economic Interest Owner from the Company shall be treated nevertheless as amounts that have been distributed to the Member or Economic Interest Owner pursuant to this Section 6.4.

          6.4.2 The Company may offset damages for breach of this Agreement by a Member or Economic Interest Owner against the amount otherwise distributable to the Member or Economic Interest Owner.

          6.4.3 Notwithstanding any provision of this Agreement to the contrary, the Company shall make distributions annually to each Member in an amount sufficient to pay any estimated tax liability attributable to each Member's interest in the Company during the prior tax year of the Company provided, however, that in no event shall a Member receive a distribution from the Company to the extent that, after giving effect to the distribution, all liabilities of the Company would exceed the fair value of the Company's assets. A Member who receives any distribution from the Company is liable to the Company with respect thereto only to the extent provided by the Colorado Act.

          6.4.4 Regardless of the nature of any Member's Capital Contribution, a Member or Economic Interest Owner has only the right to demand and receive cash with respect to any distribution to which the Member or Economic Interest Owner is entitled. A Member or Economic Interest Owner may not be compelled to accept a distribution of any asset in kind from the Company to the extent that the percentage of the asset distributed to the Member or Economic Interest Owner exceeds a percentage of that asset which is equal to the percentage in which the Member or Economic Interest Owner shares in distributions from the Company.

     6.5  Accounting Principles and Elections.  The profits and losses of the
          -----------------------------------
Company for "book purposes" shall be determined in accordance with generally accepted accounting principles applied on a consistent basis using the accrual method of accounting. All elections, including the election of tax accounting methods (which may vary from book accounting methods), permitted to be made by the Company under Federal or state laws shall be made by an affirmative vote of a Required Interest of the Members.

     6.6  Accounting Period.  Unless and until otherwise determined by a
          -----------------
Majority Vote of All the Members, the Company's accounting period shall end on September 30 of each year.

     6.7  Returns.  Unless the task is delegated to another Person by the
          -------
Members, the Recordkeeper shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's fiscal year.

                    ARTICLE 7- MERGERS AND OTHER TRANSACTIONS

     7.1  Merger, Consolidation, or Conversion.  The Company may merge with or
          ------------------------------------
be consolidated or converted into another limited liability company or other business entity pursuant to applicable law and a plan therefor adopted by a vote of the Required Interest of the Members. Such plan shall set forth the matters required by the applicable law governing the merger, consolidation or conversion and be approved by a vote of the Required Interest of the Members.

     7.2  Membership Interest Exchange. Each Member and each Economic Interest
          ----------------------------
Owner shall exchange all Membership Interests and all Economic Interests in accordance with a plan therefor adopted by the Members. Such plan shall set forth the following:
The terms and conditions of the exchange; The manner and basis of converting the Membership Interests and Economic Interests of the Company into shares, obligations, or other securities of the surviving or any other Entity or into money or other property in whole or part;
Such other provisions relating to the exchange as may be deemed necessary or appropriate, including amendments to the Articles of Organization or this Agreement.
Notice of adoption of the plan shall be given to each Member and each Economic Interest Owner prior to the effectuation of the exchange, but failure to give such notice to an Economic Interest Owner shall not affect the validity of the plan or the effectiveness of the exchange.

     7.3  Equality of Treatment.  All Membership Interests and all Economic
          ---------------------
Interests shall be treated-proportionately and pro tanto-equally under any plan for merger, consolidation, or exchange adopted pursuant to the foregoing Sections of this Article 7.

     7.4  Transfer of All Assets.  Provision for the transfer of all or
          ----------------------
substantially all of the assets of the Company is made in Section 3.2.

     7.5  No Dissenter's Rights.  No Person dissenting to any merger,
          ---------------------
consolidation, Membership Interest or Economic Interest exchange, or transfer of assets shall have any right of appraisal and sale or other right analogous to "dissenters' rights" in the corporate context.

                   ARTICLE 8 - RESTRICTIONS ON TRANSFERABILITY

     8.1  General.  No Member or Economic Interest Owner shall have the right to
          -------
transfer any part of the Member's Membership Interest or Economic Interest Owner's Economic Interest and transfers of such Membership Interests and Economic Interests shall be subject to this Article 8. Except as otherwise specifically provided in this Article 8, neither a Member nor an Economic Interest Owner shall have the right to transfer, sell, encumber or gift all or any part of its Membership Interest or Economic Interest. Each Member and Economic Interest Owner hereby acknowledges the reasonableness of the restrictions on sale and gift of Membership Interests and Economic Interests imposed by this Agreement, in view of the Company purposes and the relationship of the Members and Economic Interest Owners, and agrees that such restrictions shall be specifically enforceable.

     8.2  Death and Other Involuntary Dissociation.  Upon the death or
          ----------------------------------------
involuntary Dissociation of a Member or Economic Interest Owner, the Company and the remaining Members shall have the right to purchase the Economic Interest or Membership Interest of the Dissociated Member for an amount equal to the Fair Market Value of the Economic Interest of Membership Interest, to be paid in five equal annual payments without interest equal to 1/5 of the Fair Market Value, the first of which shall be made no later than ninety (90) days after the date that the Fair Market Value of the Economic Interest or

Membership Interest is determined with each successive payment to be made no latter than the second, third, fourth or fifth anniversary (as the case may be) of the initial payment hereunder. The Fair Market Value of an Ownership Interest or Membership Interest shall be determined by agreement between the Company, acting through its remaining Members or Managers, and holder ("Holder") of the Interest after the death, involuntary Dissociation. In the event the Holder and the Company cannot agree on a fair market value of the Interest, each of the Company and the Holder shall set forth his, her, or its estimate of the Fair Market Value of the Interest and the Company and the Holder shall agree upon an independent third party with experience in appraising business interests to determine the Fair Market Value of the Interest. The party whose estimate of the Fair Market Value of the Interest is the farthest from the Fair Market Value of the Interest shall pay the costs of the appraisal.

     8.3  Transferring Party's Indemnity Obligation. Each Transferring Party
          -----------------------------------------
hereby indemnifies the Company and the remaining Members against any and all loss, damage, and expense (including attorneys' and other professionals' fees incurred in applying and enforcing the provisions of this Agreement and including tax liabilities or loss of tax benefits) resulting directly or indirectly because of any transfer or purported transfer in violation of this Agreement.

     8.4  Transferee Not Member in Absence of Members' Consent. Notwithstanding
          ----------------------------------------------------
anything contained in this Agreement to the contrary, if the transferee is not a Member immediately prior to the sale or gift, then the transferee shall be merely an Economic Interest Owner and shall not become a Member, and shall have no right to participate in the management of the business or affairs of the Company, unless and until the transferee is admitted to membership pursuant to
Article 9.

                         ARTICLE 9 - ADDITIONAL MEMBERS

     9.1  Admission of Additional Members. Any Person may, upon a vote of the
          -------------------------------
Required Interest of the Members, be admitted as a Member in the Company by the issuance by the Company of Membership Interests for such consideration as is approved a Majority Vote of All the Members; provided, however, that, if the Person is a Transferee of Economic Interests from a Member or Members holding a majority of all of the Member Votes, then that Person's admission as a Member shall require, in addition to a vote of the Required Interest of the Members, the affirmative vote of at least one Member who was not among the transferors of such Economic Interests.

     9.2  Documentation of Admission.  As a condition to the admission of a
          --------------------------
Person as a Member, the remaining Members may require the Person, and any Member or other transferring Party from which the Person is acquiring any Economic Interest, to execute, acknowledge, and deliver to the Company and the remaining Members such instruments of transfer, assignment, and assumption and such other certificates, representations, and documents, and to perform such other acts, as the remaining Members may reasonably deem necessary or desirable to (i) constitute the transferee as a Member; (ii) confirm that the transferee, desiring to be admitted as a Member, has agreed to be subject to and bound by all of the terms and conditions of the Articles of Organization and this Agreement that are applicable to Members; (iii) preserve the Company after the completion of such sale or gift under the laws of each jurisdiction in which the Company is organized, qualified, or does business; (iv) maintain the status of the Company as a partnership for Federal tax purposes; and (v) assure compliance with applicable state and Federal laws, including securities laws.

     9.3  Effective Date of Admission.  Unless otherwise agreed by a Majority
          ---------------------------
Vote of the Remaining Members, the admission of a Person as a Member shall be deemed effective as against the Company and the Members as of the last day of the calendar month in which the last of the following events occurs: (i) the vote required therefor under Section 9.1 is obtained; or (ii) the Person being admitted as a Member and the Member or Transferring Party, if any, transferring a Membership Interest or Economic Interest to that Person comply with Section
9.2 with respect to all requirements that have been fixed by the Members pursuant to that Section. Notwithstanding the foregoing, Intercell International Corporation shall be deemed a Member effective as of the date hereof.

     9.4  No Retroactive Allocations.  No new Member shall be entitled, upon
          --------------------------
admission as a Member, to any retroactive allocation of losses, income, or deduction incurred by the Company; provided, however, that the Members may, in their discretion, either close the Company books (as though the Company's tax year had ended) at the time a new Member is admitted or make pro rata allocations of loss, income, and deductions to the new Member for that portion of the Company's tax year in which the new Member was admitted in accordance with the provisions of Section 706(d) of the Code and the Treasury Regulations promulgated thereunder.

     9.5  Modification of Allocations.  , The allocation of Net Profits and Net
          ---------------------------
Losses pursuant to Section 6.2 and Schedule A may be modified upon a vote of the Required Interest of the Members (excluding the newly admitted Member) in connection with the issuance by the Company of Membership Interests in the admission of a new Member. Such modification will necessarily modify the Member Votes held by each Member, pursuant to Section 11.26.

             ARTICLE 10 - DISSOCIATION, DISSOLUTION, AND TERMINATION

     10.1  Dissociation. Except as expressly permitted in this Agreement, a
           ------------
Member shall not voluntarily Dissociate. The remedy for breach of this Section 10.1shall be monetary damages only and not specific performance, and such damages may be offset against distributions by the Company to which the Dissociating Member would otherwise be entitled, pursuant to Section 6.4.2. Unless otherwise approved by the Nondissociating Members, a Dissociating Member, regardless of whether the Member's Dissociation was voluntary, shall be entitled to receive only those distributions to which the Dissociating Member would have been entitled had the Dissociating Member remained a Member and only at such times as such distributions would have been made had the Dissociating Member remained a Member. Except as otherwise expressly provided herein, a Dissociating Member shall become an Economic Interest Owner.

     10.2  Application of Remainder of Article to Economic Interest Owners. The
           ---------------------------------------------------------------
provisions of the following Sections of this Article 10 shall apply to Economic Interest Owners, as if they were "Members," to their Economic Interests in the Company, as if those Economic Interests were "Membership Interests"; provided, however, that the foregoing shall not entitle any Economic Interest Owner to vote or otherwise to give or withhold consent, agreement, or approval with respect to any matter on which a Member may vote or give or withhold consent, agreement, or approval.

     10.3  Dissolution. The Company shall be dissolved upon the occurrence of
           -----------
either of (i) the unanimous written agreement of all Members that it shall be dissolved; or (ii) the Dissociation of a Member, unless the business of the Company is continued by the vote of a Majority in Interest of the Nondissociating Members given within ninety days after the Dissociation, and, in the event there is only one remaining Member, that Member admits another Person to membership in the Company within ninety days after the Dissociation.

          10.3.1 As soon as possible following the occurrence of any of the events specified Section 10.3 effecting the dissolution of the Company, an appropriate representative of the Company shall execute a statement of intent to dissolve in a form that complies with the requirements of the Colorado Act and deliver the same to the Colorado Secretary of State for filing pursuant to the Colorado Act.

          10.3.2 If a Member who is an individual dies or a court of competent jurisdiction adjudges the Member to be incompetent to manage the Member's person or property, the Member's executor, administrator, guardian, conservator, or other legal representative ("successor") may exercise all of the Member's rights for the purpose of settling the estate or administering property of the Member, provided, however, that, except to the extent required by applicable law, the successor shall not be considered a Member and shall have no right to vote or to give or withhold consent, agreement, or approval with respect to any matter on which a Member might vote or give or withhold consent, agreement, or approval.

     10.4  Effect of Filing of Statement of Intent to Dissolve. Upon the filing
           ---------------------------------------------------
with the Colorado Secretary of State of the Company's statement of intent to dissolve, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until a certificate of dissolution has been issued by the Secretary of State or until such separate existence is terminated in connection with judicial dissolution or liquidation of the Company.

     10.5  Winding Up, Liquidation, and Distribution of Assets.  Upon
           ---------------------------------------------------
dissolution of the Company, an accounting shall be made of the accounts of the Company and of the Company's assets, liabilities, and operations, from the date of the last previous accounting until the date of dissolution. The Members may cause such accounting to be made by independent accountants and shall cause such accounting to be made by independent accountants upon the request of any Member. Upon dissolution of the Company, the Members shall immediately proceed to wind up the business and affairs of the Company.

          10.5.1 In winding up the business and affairs of the Company, the Members shall (i) Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Members may determine to distribute assets to the Members in kind, it being recognized that any in-kind distribution is subject to Section 6.4.4); (ii) Allocate the profits or losses resulting from such sales to the Members' Capital Accounts in accordance with the provisions of this Agreement; (iii) Discharge all liabilities of the Company (including liabilities to Members who are also creditors, to the extent otherwise permitted by law) other than liabilities to Members for distributions, and establish such reserves as the Members deem reasonable to provide for contingent liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such Reserves shall be deemed to be an expense of the Company); and (iv) Distribute the remaining assets in accordance with the following:

               10.5.1.1 If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members and Economic Interest Owners shall be adjusted pursuant to the provisions of Section 5.4 and
Article 6 of this Agreement to reflect such deemed sale.

               10.5.1.2 The positive balance (if any) of each Member's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs) shall be distributed to the Members, either in cash or in kind, as determined by the Members, with any assets distributed in kind being valued for this purpose at their net fair market value. Any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations.

               10.5.1.3 Notwithstanding any provision hereof to the contrary, in the event that Charles L. Brunetti is a Member or Economic Interest Owner, and further if Charles L. Brunetti so elects by notifying the other Members within thirty (30) days after dissolution, the right to use the names "Brunetti and Associates" and "Brunetti DEC LLC," and the then-current customer list of the Company shall be distributed to Charles L. Brunetti, and Charles L. Brunetti shall pay to the other Members and Economic Interest Owners at the time of dissolution an amount equal to five percent (5%) of the net profits of any entity using the names "Brunetti and Associates" or "Brunetti DEC LLC," or using any part of the customer list for a period of one year after the date of dissolution. "Net profits" for such organization shall be determined using generally accepted accounting methods or in any other manner agreed upon by the parties. The amount payable under this provision shall be paid quarterly starting based on a good faith estimate of net profits three months after the date of dissolution and continuing every three months thereafter, with all adjustments to reflect the difference between actual and estimated net profits to be paid within 30 days after the final results for the year are known. In consideration of the payment described herein, the other Members and economic interest owners agree that they will not solicit work from any of the persons named on the customer list for a period ending one year after dissolution of the Company.

          10.5.2 In connection with liquidation, the Company may offset damages for breach of this Agreement by a Member against the amount otherwise distributable to the Member, pursuant to Section 6.4.2.

          10.5.3 The provisions of Section 5.5, which eliminates any liability of a Member or Economic Interest Owner to restore any portion of a deficit balance in the Member's or Economic Interest Owner's Capital Account, apply to deficit balances in Capital Accounts upon liquidation of the Company.

          10.5.4 When all debts, liabilities, and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and when all of the remaining property and assets have been distributed to the Members, the Company shall be deemed terminated.

          10.5.5 The Members shall comply with all applicable laws pertaining to the winding up of the business and affairs of the Company and the distribution of its assets.

     10.6  Articles of Dissolution. When all debts, liabilities, and obligations
           -----------------------
have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, articles of dissolution shall be executed in duplicate and verified by the Person signing the articles, which articles shall set forth the information required by the Colorado Act. Duplicate originals of such articles of dissolution shall be delivered to the Colorado Secretary of State.

     10.7  Certificate of Dissolution. Upon the issuance of the certificate of
           --------------------------
dissolution, the existence of the Company shall cease, except for the purpose of suits, other proceedings, and appropriate action as provided in the Colorado Act. The Member shall have authority to distribute any Company property discovered after dissolution, convey real estate, and take such other action as may be necessary on behalf of an in the name of the Company.

                            ARTICLE 11 - DEFINITIONS

     The following terms used in this Agreement have the meanings ascribed to them in this Article 11:

     11.1  "Agreement" means this Operating Agreement, as amended from time to
            ---------
time.

     11.2  "Articles of Organization" means the Articles of Organization of the
            ------------------------
Company as filed with the Secretary of State of Colorado on December 4, 1998, as the same may be amended from time to time.

     11.3  "Affiliate" means, with respect to any Person (such Person being
            ---------
referred to in this Section 11.3 as the "Target Person"), (a) any Person directly or indirectly controlling, controlled by, or under common control with the Target Person, (b) any Person owning, of record or beneficially, ten percent or more of the outstanding Voting Interests of the Target Person, unless another Person owns, beneficially, a larger percentage of the outstanding Voting Interests of the Target Person, (c) any Person who is a director, officer, partner, or trustee of, or is in a similar capacity with respect to, the Target Person, or (d) any Person who is a director, officer, partner, or trustee of, or is in a similar capacity with respect to, or is holder of ten percent or more of the Voting Interests of, any Person described in clauses (a) through (c) of this sentence. For purposes of this definition, the term "controls," "is controlled by," or "is under common control with" shall refer to the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Target Person, whether through the ownership of voting securities, by contract, or otherwise.

     11.4  "Capital Account" of a Member, as of any given date, means the
            ---------------
Capital Contribution to the Company by the Member as adjusted to the date in question pursuant to Article 5.

     11.5  "Capital Contribution" means any contribution, whenever made, by a
            --------------------
Member to the capital of the Company, whether in cash or property. Whether a payment of cash or a transfer of property is a contribution to the capital of the Company, and, therefore, a Capital Contribution, shall be determined by the agreement between the Member making the payment or transfer and the other Members acting by a Majority Vote of the Remaining Members.

     11.6 "Capital Interest" means the proportion that a Member's positive
           ----------------
Capital Account balance, if any, bears to the aggregate Capital Accounts of all Members whose Capital Accounts have positive balances, as such proportion may change from time to time. Negative Capital Account balances are disregarded in the determination of "Capital Interests."

     11.7  "Code" means the Internal Revenue Code of 1986 or corresponding
            ----
provisions of superseding Federal revenue laws.

     11.8   "Colorado Act"  means the Colorado Limited Liability Company Act or
             ------------
any act that supersedes the Colorado Limited Liability Company Act, as the same may be amended from time to time.

     11.9  "Company" is defined in the first paragraph of this Agreement.
            -------

     11.10   "Deficit Capital Account" means, with respect to any Member, the
              -----------------------
deficit balance, if any, in the Member's Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

     (i) Credit to such Capital Account of all amounts which the Member is treated as being obligated to restore under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, as well as any addition thereto pursuant to the next to last sentence of Sections 1.704-2(g)(1) and (i)(5) of the Treasury Regulations, after taking into account thereunder any changes during such year in partnership minimum gain (as determined in accordance with Section 1.704-2(d) of the Treasury Regulations) and in the minimum gain attributable to any partner nonrecourse debt (as determined under Section 1.704-2(i)(3) of the Treasury Regulations); and

     (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

This definition of Deficit Capital Account is intended to comply with the provision of Treasury Regulations Sections 1.704-1(b)(2)(ii)(d) and 1.704-2, and is to be interpreted consistently with those provisions.

     11.11  "Depreciation"  means, with respect to each asset, for each fiscal
             ------------
year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to the asset for such fiscal year; provided, however, that, if the Gross Asset Value of the asset differs from its adjusted basis for Federal income tax purposes at the beginning of such fiscal year, "Depreciation" shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such fiscal year bears to such beginning adjusted tax basis; and provided, further, that, if the adjusted basis for Federal income tax purposes of an asset at the beginning of such fiscal year is zero, "Depreciation" shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Members.

     11.12  "Dissociating Member" means a Person who has been a Member but who
             -------------------
Dissociates. The term is used in each case with reference to a specific Dissociation and does not refer to Persons who have previously Dissociated, or who may subsequently Dissociate, in Dissociations other than the specific one under consideration.

     11.13  "Dissociation" refers to the death, resignation, bankruptcy, or
             ------------
dissolution of a Member or the occurrence of any other event (other than the termination of the Company) which terminates the continued membership of a Member in the Company. Dissociation is subject to restriction pursuant to
Section 10.1.

     11.14  "Economic Interest"  means a Member's or Economic Interest Owner's
             -----------------
share, if any, of the Company's Net Profits and Net Losses and distributions of the Company's assets pursuant to this Agreement and the Colorado Act, but "Economic Interest" shall not include any right to participate in the management of the business or affairs of the Company or any right to vote with Members upon any matter upon which a vote of the Members is taken.

     11.15  "Economic Interest Owner " the owner of an Economic Interest who is
             -----------------------
not a Member.

     11.16  "Entity" means any legally recognized Person other than an
             ------
individual.

     11.17  "Fiscal Year" means the Company's fiscal year, which shall be
             -----------
September 30 of each year.

     11.18  "Gift" and its derivatives means gift, bequeath, or otherwise
             ----
transfer for no consideration, whether or not by operation of law, except in the case of bankruptcy

     11.19  "Gifting Party" means any Member or Economic Interest Owner who
             -------------
gifts all or any part of its Membership Interest or Economic Interest.

     11.20  "Gross Asset Value" means, with respect to any asset, the asset's
             -----------------
adjusted basis for Federal income tax purposes; provided, however, that:

          (i) The initial Gross Asset Value of an asset contributed by a Member to the Company shall be the gross fair market value of the asset at the time of such contribution, as determined by the contributing Member and a Majority Vote of the Remaining Members; provided, however, that the initial Gross Asset Values of the assets (other than cash) contributed to the Company pursuant to Section
5.2 hereof shall be as set forth in Schedule A.

          (ii) The Gross Asset Values of all assets shall be adjusted to equal their respective gross fair market values, as determined by the Members, as of the following times: (1) the acquisition of an interest (as that term is used in Regulations Section 1.704-1(b)(2)(iv)(f)(5)(i)) by a new or existing Member in exchange for more than a de minimis contribution of property (including money); (2) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for a Membership Interest or Economic Interest; and (3) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (1) and (2) of this Section shall be made only if the Members reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

          (iii) The Gross Asset Value of an asset distributed to a Member shall be adjusted to equal the gross fair market value of the asset on the date of distribution as determined by the distributee and a Majority Vote of the Remaining Members, and

          (iv) The Gross Asset Values of assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code

Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m), Section (relating to the definition of Net Profits and Net Losses), and Section 5.4; provided, however, that Gross Asset Values shall not be adjusted pursuant to this definition to the extent the Members determine that an adjustment pursuant to Section 11.20(ii)is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 11.20(iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section 11.20(i), 11.20(ii), or 11.20(iv), then such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

     11.21  "Majority Vote of All the Members" means the affirmative vote of
             --------------------------------
Members holding a majority of all of the Member Votes. This term is distinct from the term "Majority Vote of the Remaining Members," which is defined in
Section 11.23.

     11.22  "Majority in Interest of the Nondissociating Members"  means Members
             ---------------------------------------------------
(other than the Dissociating Member) holding a majority of the Capital Interests (determined, however, by disregarding the Capital Interest of the Dissociating Member) and a majority of the profits allocable to the Members (determined, however, by disregarding the profits allocable to the Dissociating Member) based on any reasonable estimate of profits from the date of the Dissociation of the Dissociating Member to the projected termination of the Company, taking into account present and future allocations of profits under this Agreement as in effect at that time. A "Majority in Interest of the Nondissociating Members" is not determined with any reference to Member Votes.

     11.23  "Majority Vote of the Remaining Members" means a vote by
             --------------------------------------
Members-other than the contributing Member, transferring Member, or other particular Member who is the subject of the specific occasion to which the provision, in which the phrase is used, is to be applied-holding a majority of the Member Votes held by all of the Members other than that contributing Member, transferring Member, or other particular Member.

     11.24  "Member" means each Person who is named as an initial Member in the
             ------
first paragraph of this Agreement and each other Person who is admitted as a Member pursuant to the terms and conditions of this Agreement; provided, however, that, unless the context otherwise requires, the term "Member" shall not include any such Person from and after the time that Person Dissociates from the Company.

     11.25  "Membership Interest"  means a Member's entire interest in the
             -------------------
Company including the Member's Economic Interest, Member Votes, and such other rights and privileges that the Member may enjoy by being a Member. If a Member acquires an Economic Interest from another Person, or if a Person who has acquired an Economic Interest subsequently is admitted as a Member, the Member's Membership Interest shall include all rights associated with such Economic Interest, notwithstanding that the Economic Interest Owner from whom the Economic Interest was acquired may not have been a Member.

     11.26  "Member Vote" refers to the right that a Member has to vote (the
             -----------
term "vote" is defined in Section 11.37) on matters that are presented to the Members for decision. Each Member shall have one "Member Vote" for each one percentage point of the Member's share in Net Profits and Net Losses as allocated pursuant to Section 6.2 and a fraction of a "Member Vote" for each fraction of a percentage point of such share; provided, however, that, in the event a Member (the "first Member") transfers any portion of the Member's Economic Interest to another Person, the first Member's Member Votes shall not be affected by such transfer unless and until the transferred portion of the Economic Interest is acquired or held by another Member (the "second Member"), at which time the Member Vote, if any, that is associated with the transferred portion shall become the Member Vote of the second Member and no longer that of the first Member. A Member may be denied participation in a particular vote pursuant to the application of the provisions of Section 11.22 or Section 11.23. The number of Member Votes which each Member is entitled to cast shall be reflected on Schedule A.

     11.27  "Net Profits" and "Net Losses" means for each taxable year of the
             -----------
Company an amount equal to the Company's net taxable income or loss for such year as determined for Federal income tax purposes (including separately stated items) in accordance with the accounting method and rules used by the Company and in accordance with Section 703 of the Code, subject to the following provisions:

          (i) Any item of income, gain, loss, or deduction allocated to Members pursuant to Section 6.3 shall not be taken into account in computing Net Profits or Net Losses;

          (ii) Any income of the Company that is exempt from Federal income tax and is not otherwise taken into account in computing Net Profits and Net Losses pursuant to this definition shall be added to such net taxable income or loss;

          (iii) Any expenditure of the Company described in Section 705(a)(2)(B) of the Code and not otherwise taken into account in computing Net Profits and Net Losses shall be subtracted from such net taxable income or loss;

          (iv) In the event the Gross Asset Value of an asset is adjusted pursuant to Section 11.20(ii) or 11.20(iii)19(c), the amount of such adjustment shall be taken into account, as gain or loss from the disposition of such asset, in computing Net Profits or Net Losses;

          (v) Gain or loss resulting from the disposition of an asset with respect to which gain or loss is recognized for Federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset, notwithstanding that the adjusted tax basis of the asset differs from its Gross Asset Value;

          (vi) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account, in computing Net Profits or Net Losses, Depreciation for such fiscal year; and

          (vii) To the extent an adjustment to the adjusted tax basis of an asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required pursuant to Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Membership Interest or Economic Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses.

     11.28   "Person" means an individual or Entity and shall include the heirs,
              ------
executors, administrators, legal representatives, successors, and assigns of a "Person" where the context permits or requires.

     11.29  "Recordkeeper" means the Person appointed by the Members to keep the
             ------------
books and records of the Company and to perform the other duties specified in this Agreement as duties of the Recordkeeper.

     11.30  "Required Interest" means one or more Members having among them at
             -----------------
least a majority of the Units of all Members.

     11.31  "Sale" and its derivatives means transfer for consideration.
             ----

     11.32  "Schedule A" means Schedule A to this Agreement reflecting matters
             ----------
such as Members' identities, share of Net Profits and Net Losses, and Member Votes, which schedule bears the most recent date and is signed by a Member or Members holding a majority of all of the Member Votes. Schedule A is prima facie evidence of the agreement of the parties hereto with respect to the matters reflected therein, but it is recognized that, through inadvertence or otherwise, Schedule A may not be modified from time to time as required to reflect the parties' agreement, or as circumstances, change, and, accordingly, any party to this Agreement may, by a preponderance of the evidence, show that Schedule A is not an accurate reflection of the parties' agreement.

     11.33  "Selling Party" means any Member or Economic Interest Owner who
             -------------
sells all or any portion of its Membership Interest or Economic Interest.

     11.34  "Transfer" includes sale, gift, bequest, assignment, and all other
             --------
modes of transfer but does not include the mere creation of a security interest or encumbrance. The foreclosure of a security interest or encumbrance is a "transfer."

     11.35  "Transferring Party" shall mean either a Selling Party or a Gifting
             ------------------
Party.

     11.36  "Treasury Regulations" shall include temporary and final regulations
             --------------------
promulgated under the Code that are in effect as of the date of the filing of the Articles of Organization and the corresponding sections of any regulations subsequently promulgated that amend or supersede such regulations. The term "Treasury Regulations" shall also include regulations that have been proposed by the Internal Revenue Service under the Code at or prior to the date of the filing of the Articles of Organization, and have not been withdrawn at or prior to such date, as well as the corresponding provisions of any regulations subsequently promulgated that, amend or supersede such proposed regulations.

     11.37  "Unitholders" means all Persons who hold Units in the Company,
             -----------
regardless of whether they are Members. "Unitholder" means any one of the Unitholders.

     11.37  "Vote" includes consent, approval, and agreement, as the context may
             ----
permit.

                      ARTICLE 12 - MISCELLANEOUS PROVISIONS

     12.1  Notices.  Each notice and other communication under or with respect
           -------
to this Agreement (including instruments tendered as full satisfaction of debts and other communications concerning disputed debts) shall be in writing (including by telegraph, telex, telecopier, and other available communication facilities providing written copy to the recipient Person) and shall be effective when actually delivered to the Person to which it is directed or when deposited in the United States mail at a time when the postal service is not experiencing a strike or other disruption in service and no such strike or disruption is publicly expected within a seven day period following such deposit, postage prepaid, addressed to the Person to which it is directed, to the attention of the individual, and at the address, provided for that Person in Schedule A (or if that Person is the Company, to the attention of the Recordkeeper) or to the attention of such other individual, or at such other address, as that Person may designate by notice (such individual being referred to as the "Notice Individual" and such address being referred to as the "Notice Address"); provided that any notice that is directed to any Economic Interest Owner may be given as if to the Member from whom the Economic Interest Owner received, directly or indirectly, the Economic Interest. Delivery of a notice or other communication to a Person, if made at the Notice Address, shall be to an individual whom the noticing or communicating Person reasonably believes is likely to transmit the notice or communication to the Notice Individual; provided, however, that delivery by a commercial carrier shall be presumed to have been to such an individual. Delivery of a notice or other communication to a Person at a place other than the Notice Address shall be only to the Notice Individual. A stamped receipt issued by a United States post office for registered mail shall be presumptive evidence of deposit in the United States mail, and a receipt signed by a responsible Person for the recipient Person or a delivery confirmation from a commercial messenger or courier shall be presumptive evidence of actual delivery.

     12.2  Application of Colorado Law. This Agreement shall be construed as
           ---------------------------
though prepared by all of the parties hereto. This Agreement, and the performances of the parties hereunder, shall be governed by the laws of the State of Colorado without giving effect to the principles of conflicts of laws that would otherwise provide for the application of the substantive law of another jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against a party in the courts of the State of Colorado, if it has or can obtain jurisdiction, in the United States District Court for either such state, and each party hereto hereby consents for that party and the party's successors to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in this Section may be served on any party anywhere in the world and may also be served upon any party in the manner provided above for giving notices to a party under this Agreement.

     12.3  Waiver of Action for Partition. Each Member and Economic Interest
           ------------------------------
Owner irrevocably waives any right that it may have to maintain any action for partition with respect to the property of the Company; provided, however, that this provision shall not apply to any asset that is distributed in kind to any Member or Economic Interest Owner.

     12.4  Amendments.  This Agreement may be amended from time to time by the
           ----------
affirmative vote of a Member or Members holding, in the aggregate, a majority of all of the Member Votes held by all of the Members.

          12.4.1 Provision is made elsewhere in this Agreement for modifications of Schedule A in connection with the admission of additional Members and transfers of Membership Interests and Economic Interests, and this Section does not supersede such provisions.

          12.4.2 The Articles of Organization may be amended from time to time by the affirmative vote of a Member or Members holding, in the aggregate, a majority of all of the Member Votes held by all of the Members.

     12.5  Execution of Additional Instruments. Each Member hereby agrees to
           -----------------------------------
execute such other and further statements of interest and holdings, designations, powers of attorney, and other instruments necessary or appropriate to comply with any laws, rules or regulations.

     12.6  Headings and Pronouns. Headings and captions contained in this
           ---------------------
Agreement are solely for the convenience of the parties and are not to be considered in interpreting or construing this Agreement or the parties' rights, remedies, and obligations hereunder. The words "herein," "hereof," and "hereunder," when used in this Agreement, refer to this Agreement in its entirety. The word "include" and its derivatives mean by way of example and not by way of exclusion or limitation. Words in the singular include the plural and words in the plural include the singular, according to the requirements of the context. Words importing a gender include all genders.

     12.7  Waivers. No party shall be deemed to have waived any right or remedy
           -------
under or with respect to this Agreement unless such waiver is expressed in a writing signed by such party. No waiver of any right or remedy under or with respect to this Agreement by a party on any occasion or in any circumstance shall be deemed to be a waiver of any other right or remedy on that occasion or in that circumstance nor a waiver of the same or of any other right or remedy on any other occasion or in any other circumstance.

     12.8  Rights and Remedies Cumulative. The rights and remedies provided by
           ------------------------------
this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     12.9  Severability. If any provision in this Agreement is held to be
           ------------
invalid or unenforceable on any occasion or in any circumstance, such holding shall not be deemed to render the provision invalid or unenforceable on any other occasion or in any other circumstance nor to render any other provision hereof invalid or unenforceable, and to that extent the provisions of this Agreement are severable;

provided, however, that this provision shall not preclude a court of competent jurisdiction from refusing so to sever any provision if severance would be inequitable to one or more of the parties.

     12.10  Heirs, Successors, and Assigns. Each and all of the covenants,
            ------------------------------
terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors, and assigns. No assignment of this Agreement or of any right or obligation hereunder shall relieve the assignor of the assignor's obligations hereunder without the written consent of the other parties.

     12.11  No Third Party Beneficiaries; No Rights in Creditors. This Agreement
            ----------------------------------------------------
creates no rights benefiting third Persons and no third Person shall have any right to enforce any provision hereof, except as may be specifically provided herein. Without limiting the generality of the preceding sentence, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company.

     12.12  Rule Against Perpetuities. The parties hereto intend that the Rule
            -------------------------
Against Perpetuities (and any similar rule of law) not be applicable to any provision of this Agreement. However, notwithstanding anything to the contrary in this Agreement, if any provision in this Agreement would be invalid or unenforceable because of the Rule Against Perpetuities or any similar rule of law but for this Section 12.12 the parties hereto hereby agree that any future interest which is created pursuant to said provision shall cease if it is not vested within twenty-one years after the death of the last survivor of the group composed of the initial Members and their issue who are living on the effective date of this Agreement.

     12.13 Investment Representations. The Members and Economic Interest Owners
           --------------------------
understand that (i) no Membership Interest or Economic Interest has been registered under the Securities Act of 1933, the Colorado Securities Act, or any other state securities laws (collectively, the "Securities Acts") because of the Company's reliance upon exemptions from the registrations requirements of the Securities Acts; and that (ii) that the Company has relied upon the fact that the Membership Interests and Economic Interests are to be held by each Member for investment; and that (iii) that exemption from registrations under the Securities Acts would not be available if the Membership Interests and Economic Interests were acquired by a Member or Economic Interest Owner with a view to distribution. Accordingly, each Member and Economic Interest Owner hereby confirms to the Company that the Member or Economic Interest Owner is acquiring the Membership Interest or Economic Interest for the Member's or Economic Interest Owner's own account, for investment, and not with a view to the resale or distribution thereof. Each Member and Economic Interest Owner agrees not to hypothecate or transfer or offer to hypothecate or transfer any portion of the Membership Interests or Economic Interests unless there is an effective registration or other qualification relating thereto under the Securities Act of 1933 and under all applicable state securities laws or unless the holder of Membership Interests or Economic Interests delivers to the Company an opinion of counsel, reasonably satisfactory to a Majority Vote of the Remaining Members, that such registration or other qualification under such Act and applicable state securities laws is not required in connection with such hypothecation, transfer, or offer. Each Member and Economic Interest Owner understands that the Company is under no obligation to register any Membership Interest or Economic Interest or to assist the Member or Economic Interest Owner in complying with any exemption from registration under the Securities Acts if the Member or Economic Interest Owner should, at a later date, wish to dispose of the Membership Interest or Economic Interest. Furthermore, each Member realizes that the Membership Interests and Economic Interests are unlikely to qualify for disposition under Rule 144 of the Securities and Exchange Commission unless the Member is not an "affiliate" of the Company and the Membership Interest or Economic Interest has been beneficially owned and fully paid for by the Member or Economic Interest Owner for at least three years. Prior to acquiring any Membership Interests or Economic Interest, each Member and Economic Interest Owner has made an investigation of the Company and its business and has had made available to the Member or Economic Interest Owner all information with respect thereto which the Member or Economic Interest Owner needed to make an informed decision to acquire the Membership Interest or Economic Interest. Each Member and Economic Interest Owner considers itself to be a Person possessing experience and sophistication as an investor which are adequate for the evaluation of the merits and risks of the Member's or Economic Interest Owner's investment in the Membership Interest or Economic Interest.

     12.14  Other Representations and Warranties. As of the date the Member
            ------------------------------------
becomes a Member, each Member represents and warrants that:

          12.14.1   Due Incorporation or Formation; Authorization of Agreement.
                    ----------------------------------------------------------
If a Member purports to be an Entity, then each such Member is duly existing as an Entity and in good standing under the laws of the jurisdiction of its formation and has the power and authority, as an Entity, to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. The Member is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. The Member has the power and authority as an Entity to execute and deliver this Agreement and to perform its obligations hereunder, and its execution, delivery, and performance of this Agreement has been duly authorized by all necessary action.

          12.14.2  Valid Obligation.  This Agreement constitutes the legal,
                   ----------------
valid, and binding obligation of the Member.

          12.14.3  No Conflict with Restrictions; No Default.  Neither the
                   -----------------------------------------
execution, delivery, and performance of this Agreement nor the consummation by the Member of the transactions contemplated hereby shall

               12.14.3.1 conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to the Member or any of its Affiliates;

               12.14.3.2 shall conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the articles of incorporation, bylaws, partnership agreement or operating agreement (if any) of the Member or any of its Affiliates or of any material agreement or instrument to which the Member or any of its Affiliates is a party or by which the Member, or any of its Affiliates is or may be bound or to which any of its material properties or assets is subject;

               12.14.3.3 shall conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization, or approval under any indenture, mortgage, lease agreement, or instrument to which the Member or any of its Affiliates is a party or by which the Member or any of its Affiliates is or may be bound; or

               12.14.3.4 shall result in the creation or imposition of any lien upon any of the material properties or assets of the Member or any of its Affiliates.

          12.14.4  Government Authorizations.  Any registration, declaration, or
                   -------------------------
filing with, or consent, approval, license, permit, or other authorization or order by, any government or regulatory authority, domestic or foreign, that is required in connection with the valid execution, delivery, acceptance, and performance by the Member under this Agreement or the consummation by the Member of any transaction contemplated hereby has been completed, made, or obtained on or before the effective date of this Agreement.

          12.14.5  Litigation.  Except as previously disclosed in writing, there
                   ----------
are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Member or any of its Affiliates, threatened against or affecting the Member or any of its Affiliates or any of their properties, assets, or businesses in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation, could lead to any action, suit, or proceeding, which if adversely determined could) reasonably be expected to materially impair the Member's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of the Member; and the Member or any of its Affiliates has not received any currently effective notice of any default, and the Member or any of its Affiliates is not in default, under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair the Member's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of the Member.

           12.14.6  Investment Company Act; Public Utility Holding Company Act.
                    ----------------------------------------------------------
Neither the Member nor any of its Affiliates is, nor shall the Company as a result of the Member holding an Interest be, an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940. Neither the Member nor any of its Affiliates is, nor shall the Company as a result of the Member holding an Interest be, a "holding company," "an affiliate of a holding company," or a "subsidiary of a holding company," as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          12.14.7  Confidentiality.  Except as contemplated hereby or required
                   ---------------
by a court of competent authority, each Member shall keep confidential and shall not disclose to others and shall use its reasonable efforts to prevent its Affiliates and any of its, or its Affiliates', present or former employees, agents, and representatives from disclosing to others without the prior written consent of the Members any information which (i) pertains to this Agreement, any negotiations pertaining thereto, any of the transactions contemplated hereby, or the business of the Company; or (ii) pertains to confidential or proprietary information of any Member or the Company or which any Member has labeled in writing as confidential or proprietary; provided, however, that the Company may disclose to its Affiliates' employees, agents, and representatives any information made available to the Member. No Member shall use, and each Member shall use its best efforts to prevent any Affiliate of the Member from using, any information which (i) pertains to this Agreement, any negotiations pertaining hereto, any of the transactions contemplated hereby, or the business of the Company; or (ii) pertains to the confidential or proprietary information of any Member or the Company or which any Member has labeled in writing as confidential or proprietary, except in connection with the transactions contemplated hereby.

          12.14.8  Counterparts. This Agreement may be executed in counterparts,
                   ------------
each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                                   CERTIFICATE

     The undersigned Brunetti DEC LLC and all of the initial Members of Brunetti DEC LLC, hereby agree, acknowledge, and certify that the foregoing Operating Agreement constitutes the Operating Agreement of Brunetti DEC LLC adopted by the Members as of the date first stated above.


BRUNETTI DEC LLC:


by:______________________________
             A Manager
by:______________________________
             A Manager


INITIAL MEMBERS:

_________________________________
Charles Brunetti

_________________________________
Allen F. Beall, Jr.


INTERCELL INTERNATIONAL CORPORATION:

by:______________________________

_________________________________
          (title)

                               SCHEDULE "A" TO OPERATING AGREEMENT

----------------------------------------------------------------------------------------------------
                                      Initial Capital                       Share of
                                       Contribution     Initial Share of     Profits     Number of
Member                                   (Note 1)         Total Capital    and Losses   Member Votes
-----------------------------------  -----------------  -----------------  -----------  ------------
Charles L. Brunetti
837 E. 17th Ave. Unit 3A                     $                 20%             20%           20
Denver, CO 80218
-----------------------------------  -----------------  -----------------  -----------  ------------
Alan F. Beall, Jr.
12105 Applewood Court                        $                 20%             20%           20
Broomfield, CO 80020
-----------------------------------  -----------------  -----------------  -----------  ------------
Intercell International
Corporation                              $700,000              60%             60%           60


----------------------------------------------------------------------------------------------------

           Note 1:  The capital accounts of Mr. Brunetti and Mr. Beall have been
           ------
                   adjusted pursuant to Section 11.20(ii) as of the date of this Agreement.

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement"), made and entered into as of October 20, 2003, by and between Brunetti DEC, LLC (the "Company"), a Colorado limited liability company, with offices located at 1888 Sherman Street, Suite 620, Denver, Colorado 80203 and Allen F. Beall, Jr., an individual with his principal business address at 1888 Sherman Street, Suite 620, Denver, Colorado 80203 (the "Executive");

     1.    EMPLOYMENT AND TERM.

          (a) Employment. The Company hereby employs Executive and Executive hereby accepts such employment, in the capacity of a Manager of the Company to act in accordance with the terms and conditions hereinafter set forth.

          (b) Term. Executive's employment hereunder shall be for an initial term of five year (the "Initial Term") commencing on October 20, 2003 (the "Effective Date") and terminating on October 19, 2008, subject to the extension or earlier expiration of the Initial Term as provided in this Agreement. Within sixty (60) days of expiration of the Initial Term or expiration of any Renewal Term (defined below), the Company shall review Executive's performance under this Agreement and, in its sole discretion, renew the Agreement for a term of five years (a "Renewal Term") commencing on the first day immediately following the Expiration Date (as defined below). The Company shall provide Executive written notice of its decision to renew or not renew this Agreement at least fifty (50) days prior to the date this Agreement expires under the Initial Term of any Renewal Term (the "Expiration Date"). If the Company fails timely to provide Executive with such written notice, within the time period set forth above, the Agreement shall automatically renew for an additional Renewal Term. Whenever the word "Term" is used in this Agreement is shall refer to either the Initial Term or the Renewal Term, as the case may be.

          (c) Location of Employment. Effective upon the date of this Agreement, and through the Initial Term the Company shall maintain an office for Executive at 1888 Sherman Street, Suite 620, Denver, Colorado 80203, or such other location upon which the Company and Executive shall mutually agree at which location Executive shall carry out his duties.

     2.    DUTIES.

          (a) During the period of employment as provided in Paragraph 1(b) hereof, Executive shall serve as a Manger of the Company, and shall have all powers and duties consistent with such position as set forth in the Second Amended and Restated Operating Agreement of Brunetti DEC, LLC (the "Operating Agreement") as the same may from time-to-time be amended, and subject to the direction of the Company.

          (b) Executive shall devote a minimum of 40 hours a week of his entire professional time, attention and energy exclusively to the business and affairs of the Company and its subsidiaries, as its business and affairs now exist and as they hereafter may be changed, and shall not during the term of his employment hereunder be engaged in any other business activity whether or not such business activity is pursued for gain or profit. The foregoing shall not be construed as preventing Executive from (a) managing his personal investments or investing his assets in such form or manner as will not require any significant services on his part in the operation of the affairs of the businesses or entities in which such investments are made, provided Executive shall not invest in any business competitive with the Company and its affiliates, except those companies whose securities are listed on a national securities exchange or quoted daily in the Over-the-Counter Market listing of the The Wall Street Journal; or (B) preclude Executive from continuing to serve on the Company of directors of any business Company or any charitable organization on which he now serves and which has been disclosed to the Company in writing or, subject to the prior approval of the Company, from accepting employment to additional Company of directors, provided that such activities do not materially interfere with the performance of Executive's duties hereunder.

          (c) Executive further agrees that during the term of his employment under this Agreement he will engage in no business or other activities, directly or indirectly, which are or may be competitive with or which might place him in a competing position to that of the Company and its affiliates without obtaining the prior written consent of the Company, including, without limitation, the solicitation or acceptance of consulting work from clients of the Company and its affiliates for whom he has performed services by virtue of this Agreement or who he has met in connection with his employment under this Agreement.

     3.     COMPENSATION.

          (a) Signing Bonus. Simultaneously with the execution and delivery of this Agreement by both parties, the Company shall pay Executive a one-time signing bonus in the amount of Fifty Thousand Dollars ($50,000). Upon entry into this Agreement by both parties, the signing bonus shall be fully earned and not subject to off set or return but shall be subject to applicable tax withholding as set forth in paragraph 3(c) below.

          (b) Base Salary. For services performed by Executive for the Company pursuant to this Agreement during the Term, the Company shall pay Executive a base salary at the rate of One Hundred Forty Four Thousand Dollars ($144,000) per year (the "Base Salary"). The Base Salary will be payable in accordance with the Company's normal payroll practices but in no event less than once a month. Any compensation paid to Executive under any additional compensation or incentive plan of the Company, or that may be otherwise authorized from time to time by the Company, shall be in addition to the Base Salary to which Executive shall be entitled under this Agreement.

          (c) Salary Increases and Annual Bonus. Effective as of each anniversary during the Term of this Agreement, Executive shall receive an increase in the Executive's annually Base Salary in an amount increased by the annual Cost of Living Index. In addition to any salary increase or other compensation, Executive shall receive an Annual Bonus in an amount equal to two and one-half percent (2.5%) of the pretax earnings of the Company for the prior fiscal year (the "Annual Bonus"), provided, however, that Executive's annual
                                  --------  -------
bonus shall not exceed Fifty Thousand Dollars ($50,000) in any one year. The Annual Bonus shall be calculated and paid to the Executive within ninety (90) days following the end of the Company's fiscal year. In the event of an IPO by the Company, if required by the underwriter, Executive agrees to waive any further right to such annual bonus.

          (d) Tax Withholding. The Company shall provide for the withholding of any taxes required to be withheld by federal, state and local law with respect to any payment in cash, shares of capital stock or other property made by or on behalf of the Company to or for the benefit of Executive under this Agreement or otherwise. The Company may, at its option: (i) withhold such taxes from any cash payments owing to the Company to Executive, including any payments owing under any other provision of this Agreement; (ii) require Executive to pay to the

Company in cash such amount as may be required to satisfy such withholding obligations; or (iii) make other satisfactory arrangements with Executive to satisfy such withholding obligations.

     4. BENEFITS. In addition to the Base Salary, Executive shall also be entitled to the following:

          (a) Participation in Benefit Plans. Executive shall be entitled to participate in the various retirement, welfare, fringe benefit, group long-term disability plans and other executive perquisite plans, programs and arrangements of the Company available for senior executive level officers of the Company. Executive and his dependents, at Executive's request shall be enrolled in the Company's health, life, disability and other insurance plans and programs immediately upon his commencement of employment hereunder.

          (b) Vacation and Sick Leave. Executive shall be entitled to three (3) weeks of vacation during each calendar year during which this Agreement is in effect, or such greater period as the Company may approve, and to paid holidays given by the Company to its domestic employees generally, without reduction in salary or other benefits. Executive shall also be entitled to sick leave according to the sick leave policy, which the Company may adopt from time to time.

          (c) Expenses. The Company shall reimburse Executive, upon proper accounting, for reasonable business expenses and disbursements incurred by him in the course of the performance of his duties under this Agreement and in accordance with the Company's policies as in effect from time to time.

          (d) Proration of Benefits. Any payments or benefits hereunder, in any year during which Executive is employed by the Company for less than the entire year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such year during which Executive is employed by the Company.

     5. INDEMNIFICATION AND INSURANCE. Executive shall be entitled to the maximum indemnification provided for Mangers and Members of the Company in the Operating Agreement. Executive's rights under this Paragraph shall continue without time limit so long as he may be subject to any such liability, whether or not the Term of employment has ended. If not otherwise covered under an O & D liability policy held by Intercell International Corporation, the Company shall obtain and maintain, in effect, officers and directors liability insurance, covering Executive, in an amount not less than $1,000,000 without time limit so long as Executive may be subject to any such liability, whether or not the Term of employment has ended.

     6. REPRESENTATIONS AND WARRANTIES OF EXECUTIVE. Executive hereby represents and warrants to the Company that (a) Executive's execution and delivery of this Agreement and his performance of his duties and obligations hereunder will not conflict with, or cause a default under, or give any party a right to damages under, or to terminate, any other agreement to which Executive is a party or by which he is bound; and (b) there are no agreements or understandings that would make unlawful Executive's execution or delivery of this Agreement or his employment hereunder.

     7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Executive as follows:

          (a) The Company is duly organized and established as a limited liability company under the laws of the State of Colorado and has all requisite power and authority to enter into this agreement and to perform its obligations hereunder. The consummation of the transactions contemplated by this Agreement will neither violate nor be in conflict with any agreement or instrument to which the Company is a party or by which it is bound.

          (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of the Company and are valid, legal and binding obligations of the Company, enforceable in accordance with their terms except as may be limited by the laws of general application relating to bankruptcy, insolvency, moratorium or other similar laws relating to or affecting the enforcement or creditors' rights, and rules of law governing specific performance, injunctive relief or other equitable remedies.

     8.     TERMINATION.

          (a) Cause. The Company may terminate Executive's employment at any time for Cause (as defined herein), by reason of Disability (as defined herein), or without Cause; provided, however, that for any reason constituting Cause, Executive is given (1) reasonable notice ("Notice of Termination for Cause") setting forth the reasons for the Company's intention to terminate for Cause and the effective date of such termination (which effective date may be the date of such notice); (2) an opportunity for Executive, together with his counsel, to be heard before the Managers of the Company within two weeks of such notice; and
(3) within five (5) business days after Executive's hearing before the Company, written notice to Executive from the Company of its good faith determination that the reasons specified in the Notice of Termination for Cause constitute Cause under this Paragraph 8(a), and that Executive's employment is terminated effective as of the date specified in the Notice of Termination for Cause. Executive's rights to receive his salary and benefits hereunder shall not be affected during the period between the receipt of the Notice of Termination for Cause and the determination, if any, by the Company that the reasons specified in such notice constituted Cause. For purposes of this Agreement, "Cause" means:

               (i) Executive commits a breach of any material term of this Agreement, or any material obligation of the Company, and such breach constitutes gross negligence or willful misconduct and, if such breach is capable of being cured, Executive Fails to cure such breach within 30 days of notice of such breach;

               (ii) Executive is convicted of, or pleads guilty or nolo contendere to a felony;

               (iii) Executive's commission of any act that would cause any license of the Company or its subsidiaries or affiliates to be revoked, suspended, or not be renewed after proper application;

               (iv) gross negligence in the performance of Executive's duties and responsibilities;

               (v) refusal of Executive to follow proper and achievable written direction of the Company, provided that this shall not be Cause if Executive in good faith believes the direction to be illegal, unethical or immoral and so notifies the Company;

               (vi) material fraud or dishonesty with regard to the Company (other than good faith expense account disputes); or

               (vii) continuous refusal to attempt to perform Executive's responsibilities and duties after written notice.

          (b) Good Reason. Executive may terminate his employment at any time for any of the following reasons (each of which is referred to herein as "Good Reason") by giving the Company notice of the effective date of such termination (which effective date may be the date of such notice):

               (i) the Company commits a breach of any material term of this Agreement and, if such breach is capable of being cured, the Company fails to cure such breach within 30 days of receipt of notice of such breach; or

               (ii) a change of position, duties or the assignments of duties materially inconsistent with Executive's position as Executive Officer of the Company.

          (c) Change in Control. Executive may, at his option, terminate his employment upon a "Change in Control." For purposes of this Agreement, "Change of Control" shall mean:

               (i) the Company's executing an agreement concerning the sale of substantially all of its assets to a purchaser which is not a subsidiary; or

               (ii) the Company's adoption of a plan of dissolution or liquidation;

               (iii) the Company's executing an agreement concerning a merger or consolidation involving the Company in which the Company is not the surviving Company or if, immediately following such merger or consolidation, less than fifty percent (50%) of the surviving Company's outstanding ownership interest is held by persons who are owners of the Company immediately prior to such merger of consolidation.

          (d) Executive's Rights to Terminate. Executive may, at his option, terminate his employment hereunder for any reason upon 60 days' prior written notice to the Company.

          (e) Death. This Agreement shall terminate automatically upon Executive's death.

          (f) Disability. The term "Disability" as used in connection with termination of the employment of Executive shall mean the inability of Executive to substantially perform his material duties hereunder due to physical or mental disablement which continues for a period of six (6) consecutive months, during the term of employment (during which six (6) month period Executive's salary and benefits shall continue) as determined by an independent qualified physician mutually acceptable to the Company and Executive (or his personal representative). Notwithstanding the above, in the event of Disability, Executive shall be entitled to participate in and be covered by the Company's group health plan until Executive is able to obtain health insurance on substantially the same terms and conditions as provided in the Company's group health plan; provided, however, that if the Company's group health plan does not allow Executive and his dependents to continue coverage, then the Company and Executive agree to negotiate a mutually satisfactory alternative to provide Executive with the benefits intended by this Paragraph 8(f).

          (g) Without Cause. The Company may, at its option, terminate Executive's employment without Cause at any time upon written notice to Executive.

          (h) Date of Termination. For purposes of this Agreement, the term "Date of Termination" shall mean the date that any party gives notice, through action or otherwise, that it intends to terminate this Agreement pursuant to the terms hereof or the date, if any, specified by the terminating party in such notice as the effective date of termination; provided, however, with respect to termination for Cause, the Date of Termination shall be the date of receipt by Executive of written notice form the Company as required by Paragraph 8(a) hereof. In addition, where Executive gives notice to terminate this Agreement and the effective date of termination is other than the date the Company receives notice of termination, the Company reserves the right to accelerate the Termination Date to the date Executive notified the Company of his intent to terminate this Agreement.

     9.     OBLIGATIONS OF THE COMPANY UPON TERMINATION.

          (a) Without cause or for Good Reason. If the Company shall terminate Executive's employment without Cause, or if Executive shall terminate his employment for Good Reason, this Agreement shall terminate without further obligation to Executive hereunder, other that the obligation (i) to continue to pay Executive in accordance with the Company's normal payroll payment procedures his Base Salary and other compensation from the Date of Termination at the rate in effect on the Date of Termination for the greater of either the remaining Term of this Agreement or two (2) years, whichever is greater; and (ii) to continue to provide Executive with the benefits set forth in Paragraph 4(a) through the next anniversary of the Effective Date.

          (b) Voluntary. If Executive terminates his employment for other than Good Reason (a "Voluntary Termination"), this Agreement shall terminate without further obligation to Executive hereunder, other than the obligation (i) to continue to pay Executive in accordance with the Company's normal payroll payment procedures his Base Salary and other compensation through the Date of Termination at the rate in effect on the Date Termination; and (ii) to continue to provide Executive with benefits of the type described in Paragraph 4(a) through the day preceding the Date of Termination.

          (c) Cause. If Executive's employment shall be terminated by the Company for "Cause" the Company shall continue to pay Executive his Base Salary and other compensation through the Date of Termination at the rate in effect upon the Date of Termination. Thereafter, the Company shall have no further obligation to Executive.

          (d) Death. If Executive's employment is terminated by reason of Executive's death, the Company shall pay to Executive's heirs or estate, the Base Salary and other compensation at the rate in effect on the day preceding death in amount equal to two (2) years Base Salary together with an estimate of other compensation due, which amount shall be paid in one lump sum within sixty days of the date of death.

          (e) Disability. If Executive's employment is terminated by reason of Disability, the Company shall (i) continue in accordance with the Company's normal payroll payment procedures to pay Executive his Base Salary and other compensation form the Date of Termination at the rate in effect on the Date of Termination, for a period of two (2) years following the date of Disability; and (ii) continue to provide Executive with benefits of the type described in Paragraph 4(a) for a period of two (2) years following the date of Disability; provided, however, that if the Company's group health plan does not allow Executive and his dependents to continue coverage, then the Company and Executive agree to negotiate a mutually satisfactory alternative to provide Executive with the benefits intended by this Paragraph 9(e).

          (f) Change of Control. If Executive terminates his employment within 90 days following a Change of Control, the Company shall (i) continue in accordance with the Company's normal payroll payment procedures to pay Executive his Base Salary and other compensation at the rate in effect on the Date of Termination for the greater of either the remaining Term of this Agreement or two (2) years following the date of a Change of Control, whichever is greater; and (ii) continue to provide Executive with benefits of the type described in Paragraph 4(a) for a period of two (2) years following the date of a Change of Control.

     10. NON-COMPETITION. Executive acknowledges and recognizes the highly competitive nature of the Company and its affiliates and Executive accordingly covenants and agrees, that at all times for a period of twelve (12) consecutive months subsequent to the end of the Term or the Date of Termination, whichever occurs earlier, as follows:

           (a) Executive will not directly or indirectly own, manage, operate, finance, join control or participate in the ownership, management, organization , financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with any business or enterprise engaged in a business the same as or substantially similar to the business of the Company and its affiliates except as a holder of fewer that 5% of the outstanding shares or other equity interests of a company whose shares or other equity interests are registered under Section 12 of the Exchange Act.

           (b) Executive will not directly or indirectly induce any employee of the Company or any of its affiliates to engage in any activity in which Executive is prohibited from engaging by subparagraph (a) above or to terminate their employment with the Company or any of its affiliates, and will not directly or indirectly employ or offer employment to any person who was employed by the Company or any of its affiliates unless such person shall have been terminated without cause or ceased to be employed by any such entity for a period of at least 12 months.

           (c) Executive will not use or permit his name to be used in connection with any business or enterprise engaged in the business the same as or similar to Company or its affiliates or any other business engaged in by Company or any of its affiliates.

            (d) Executive will not make any statement or take any action intended to impair the goodwill or the business reputation of the Company or any of is affiliates, or to be otherwise detrimental to the interests of the Company or any of its affiliates, including any action or statement intended, directly or indirectly, to benefit a competitor of the Company or any of its affiliates, except as may be required by applicable law or by a local, state or federal regulatory agency.

            (e) Executive will not (i) disclose any customer lists or any part thereof to any person, firm, Company, association or other entity for any reason or purpose whatsoever; (ii) assist in obtaining any of the Company's customers for any other similar business; (iii) encourage any customer to terminate, change or modify its relationship with the Company; or (iv) solicit or divert or attempt to solicit or divert the Company's customers.

            (f) The Company shall have the right, subject to applicable law, to inform any other third party that the Company reasonably believes to be, or to be contemplating participating with Executive or receiving from Executive properties of the Company in violation of this Agreement and of the rights of the Company hereunder, and that participation by any such third party with Executive in activities in violation of this Paragraph 10 may give rise to claims by the Company against such third party;

            (g) Executive and the Company agree that in light of the specialized nature of the industry and the national-customer base of the Company's business, that the restrictions set forth in this Paragraph 10 shall apply to Executive within the territory of the United States of America. It is expressly understood and agreed that although Executive and the Company consider the restriction contained in the Paragraph 10 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum intent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein; provided, however that the provisions of this Paragraph 10 shall not apply if Executive is terminated without Cause or Executive terminates for Good Reason.

            (h) The failure of Executive to abide by the provisions of this Paragraph 10 shall be deemed a material breach of this Agreement. The primary purpose of the covenant not to compete is the Company's legitimate interest in protecting its economic welfare and business goodwill. The Company and the Executive further agree that this covenant shall in no way be construed as a mere limitation on competition nor shall it be construed as a restraint on Executive's right to engage in a common calling.

     11. PROPRIETARY INFORMATION. Executive agrees that at all times during the Term of this Agreement and after Executive is no longer employed by the Company, Executive shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit on any person, firm, association or company other than the Company, any Proprietary Information. "Proprietary Information" means information relating to the properties, prospects, products, services or operations of the Company or any direct or indirect affiliate thereof that is not generally known, is proprietary to the Company or such affiliate and is made known to Executive or learned or acquired by Executive while in the employ of the Company, including, by way of illustration, but not limitation, information concerning trade secrets, processes, structures, formulae, data and know-how, improvements, inventions, product concepts, techniques, marketing plans, strategies, forecasts, customer lists and information about the Company's employees and/or consultants (including, without limitation, the compensation, job responsibility and job performance of such employees and/or consultants). However, Proprietary Information shall not include (i) at the time of disclosure to Executive such information that was in the public domain or later entered the public domain other than as result of a beach of an obligation herein; (ii) subsequent to disclosure to Executive, Executive received such information form a third party under no obligation to maintain such information in confidence, and the third party came into possession of such information other than as a result of a breach of an obligation herein; or (iii) rights otherwise authorized or reserved in the Operating Agreement. All materials or articles of information of any kind furnished to Executive by the Company or developed by Executive in the course of his employment thereunder are and shall remain the sole property of the Company; and if the Company requests the return of such information at any time during, upon or after the termination of Executive's employment hereunder, Executive shall immediately deliver the same to the Company.

     12. OWNERSHIP OF PROPRIETARY INFORMATION. Executive agrees that, except as otherwise provided in the Operating Agreement, all Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all licenses and other rights in connection with such proprietary Information. At all times during the Term of this Agreement and after Executive is no longer employed by the Company, Executive will keep the strictest confidence and trust all Proprietary Information and will not use or disclose such Proprietary Information, or anything relating to such information, without the prior written consent of the Company, except as many be necessary in the ordinary course of performing his duties under this Agreement.

     13. DOCUMENTS AND OTHER PROPERTY. All materials or articles of information of any kind furnished to Executive in the course of his employment hereunder are and shall remain the sole property of the Company; and if the Company requests the return of such information at any time during, upon or after the termination of Executive's employment hereunder, Executive shall immediately deliver the same to the Company. Executive will not, without the prior written consent of the Company, retain any documents, data or property, or any reproduction thereof of any description, belonging to the Company or pertaining to any Proprietary Information.

     14. THIRD-PARTY INFORMATION. The Company from time to time receives from third parties confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes ("Third-party Information"). At all times, until after the later of (a) the Expiration Date, (b) the anniversary of the Date of Termination; or (c) the period of time the Company must maintain the Third-Party Information as confidential, Executive will hold Third-Party Information in the strictest confidence and will not disclose or use Third-Party Information except as permitted by the agreement between the Company and such third party.

     15. INTELLECTUAL PROPERTY. Any and all improvements, inventions, designs, ideas, works of authorship, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulae, processes, techniques, know-how, and data, whether or not patentable (collectively "Products"), made or conceived or reduced to practice or learned by Executive, either along or jointly with others, during the period of Executive's employment (whether or not during normal working hours) that are related to or useful in the actual or anticipated business of the Company, or result from tasks assigned Executive by the Company or result from Executive's use of premises or equipment owned, leased, or contracted for by the Company (a) during the period of this Agreement, or (b) within a period of one year after the Date of Termination, which may be directly or indirectly useful in, or relate to, the business of the Company, shall be promptly and fully disclosed by Executive to the Company and, if such intellectual property was made, developed or created pursuant to Executive's employment hereunder, such intellectual property shall be the Company's exclusive property as against Executive, and Executive shall promptly deliver to an appropriate representative of the Company as designated by the Company all papers, drawings, models, data and other material relating to any invention made, developed or created by him as aforesaid. Executive shall, at the request of the Company and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel or direct issuance of patents or copyrights to the Company with respect to such Products as are to be the Company's exclusive property as against Executive or to vest in the Company title to such Products as against executive. The expense of securing any such patent or copyright shall be borne by the Company. Executive shall be compensated, in accordance with the Company's

"Creative Awards" standard policy, for all Products created or developed by the Executive either prior to his employment (if delivered to the Company) or during the term of his Employment.

     16. EQUITABLE RELIEF. Executive acknowledges that, in view of the nature of the business in which the Company is engaged, the restrictions contained in paragraphs 10 through 15, inclusive (the "Restrictions") are reasonable and necessary in order to protect the legitimate interest of the Company, and that any violation thereof would result in irreparable injuries to the Company, and Executive therefor further acknowledges that, if Executive violates, or threatens to violate, any of the Restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Company may be entitled.

     17. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the successors and assigns of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation or otherwise) to all or a significant portion of its assets, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place. Regardless whether such agreement is executed, this Agreement shall be binding upon any successor of the Company in accordance with the operation of law and such successor shall be deemed the "Company," for purposes of this Agreement.

     18. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first-class certified mail, return receipt requested, postage prepaid, addressed as follows:

     if to the Company:
     -----------------

          Brunetti DEC, LLC
          1888 Sherman Street, Suite 620
          Denver, Colorado  80203

     if to Executive:
     ---------------

          Mr. Allen F. Beall, Jr.
          12105 Applewood Court
          Broomfield, Colorado  80020

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

     19.     ARBITRATION OF ALL DISPUTES.

          (a) Any controversy or claim arising out of or relating to this Agreement or the breach thereof (including the arbitrability of any controversy or claim), shall be settled by arbitration in the City of Denver in accordance with the laws of the State of Colorado by arbitration held before the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this paragraph 19. The cost of any arbitration proceeding hereunder shall be borne equally by the Company and Executive. The award of the arbitrators shall be binding upon the parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          (b) If it shall be necessary or desirable for Executive to retain legal counsel and incur other costs and expenses in connection with the enforcement of any or all of his rights under this Agreement, and provided that Executive prevails in the enforcement of such rights, the Company shall pay (or Executive shall be entitled to recover from the Company, as the case may be) Executive's reasonable attorneys' fees and costs and expenses in connection with the enforcement of his rights including the enforcement of any arbitration award.

     20. NO ASSIGNMENT. Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

     21. EXECUTION IN COUNTERPARTS. This Agreement may be executed by parties hereto in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument. The facsimile signature of any party to this Agreement shall be considered an original signature of such person.

     22. JURISDICTION AND GOVERNING LAW. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of Colorado, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Colorado, other than the conflict of laws provisions of such laws.

     23. SEVERABILITY. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

     24. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereof, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto.

     25. HEADINGS DESCRIPTIVE. The headings of the several paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any of this Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.



                         BRUNETTI DEC, LLC:



                         By:  ________________________________




                         EXECUTIVE



                         By:  _________________________________

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement"), made and entered into as of October 20, 2003, by and between Brunetti DEC, LLC (the "Company"), a Colorado limited liability company, with offices located at 1888 Sherman Street, Suite 620, Denver, Colorado 80203 and Charles L. Brunetti, an individual with his principal business address at 1888 Sherman Street, Suite 620, Denver, Colorado 80203 (the "Executive");

     1.     EMPLOYMENT AND TERM.

          (a) Employment. The Company hereby employs Executive and Executive hereby accepts such employment, in the capacity of a Manager of the Company to act in accordance with the terms and conditions hereinafter set forth.

          (b) Term. Executive's employment hereunder shall be for an initial term of five year (the "Initial Term") commencing on October 20, 2003 (the "Effective Date") and terminating on October 19, 2008, subject to the extension or earlier expiration of the Initial Term as provided in this Agreement. Within sixty (60) days of expiration of the Initial Term or expiration of any Renewal Term (defined below), the Company shall review Executive's performance under this Agreement and, in its sole discretion, renew the Agreement for a term of five years (a "Renewal Term") commencing on the first day immediately following the Expiration Date (as defined below). The Company shall provide Executive written notice of its decision to renew or not renew this Agreement at least fifty (50) days prior to the date this Agreement expires under the Initial Term of any Renewal Term (the "Expiration Date"). If the Company fails timely to provide Executive with such written notice, within the time period set forth above, the Agreement shall automatically renew for an additional Renewal Term. Whenever the word "Term" is used in this Agreement is shall refer to either the Initial Term or the Renewal Term, as the case may be.

          (c) Location of Employment. Effective upon the date of this Agreement, and through the Initial Term the Company shall maintain an office for Executive at 1888 Sherman Street, Suite 620, Denver, Colorado 80203, or such other location upon which the Company and Executive shall mutually agree at which location Executive shall carry out his duties.

     2.     DUTIES.

          (a) During the period of employment as provided in Paragraph 1(b) hereof, Executive shall serve as a Manger of the Company, and shall have all powers and duties consistent with such position as set forth in the Second Amended and Restated Operating Agreement of Brunetti DEC, LLC (the "Operating Agreement") as the same may from time-to-time be amended, and subject to the direction of the Company.

          (b) Executive shall devote a minimum of 40 hours a week of his entire professional time, attention and energy exclusively to the business and affairs of the Company and its subsidiaries, as its business and affairs now exist and as they hereafter may be changed, and shall not during the term of his employment hereunder be engaged in any other business activity whether or not such business activity is pursued for gain or profit. The foregoing shall not be construed as preventing Executive from (a) managing his personal investments or investing his assets in such form or manner as will not require any significant services on his part in the operation of the affairs of the businesses or entities in which such investments are made, provided Executive shall not invest in any business competitive with the Company and its affiliates, except those companies whose securities are listed on a national securities exchange or quoted daily in the Over-the-Counter Market listing of the The Wall Street Journal; or (B) preclude Executive from continuing to serve on the Company of directors of any business Company or any charitable organization on which he now serves and which has been disclosed to the Company in writing or, subject to the prior approval of the Company, from accepting employment to additional Company of directors, provided that such activities do not materially interfere with the performance of Executive's duties hereunder.

          (c) Executive further agrees that during the term of his employment under this Agreement he will engage in no business or other activities, directly or indirectly, which are or may be competitive with or which might place him in a competing position to that of the Company and its affiliates without obtaining the prior written consent of the Company, including, without limitation, the solicitation or acceptance of consulting work from clients of the Company and its affiliates for whom he has performed services by virtue of this Agreement or who he has met in connection with his employment under this Agreement.

     3.     COMPENSATION.

          (a) Signing Bonus. Simultaneously with the execution and delivery of this Agreement by both parties, the Company shall pay Executive a one-time signing bonus in the amount of Fifty Thousand Dollars ($50,000). Upon entry into this Agreement by both parties, the signing bonus shall be fully earned and not subject to off set or return but shall be subject to applicable tax withholding as set forth in paragraph 3(c) below.

          (b) Base Salary. For services performed by Executive for the Company pursuant to this Agreement during the Term, the Company shall pay Executive a base salary at the rate of One Hundred Forty Four Thousand Dollars ($144,000) per year (the "Base Salary"). The Base Salary will be payable in accordance with the Company's normal payroll practices but in no event less than once a month. Any compensation paid to Executive under any additional compensation or incentive plan of the Company, or that may be otherwise authorized from time to time by the Company, shall be in addition to the Base Salary to which Executive shall be entitled under this Agreement.

          (c) Salary Increases and Annual Bonus. Effective as of each anniversary during the Term of this Agreement, Executive shall receive an increase in the Executive's annually Base Salary in an amount increased by the annual Cost of Living Index. In addition to any salary increase or other compensation, Executive shall receive an Annual Bonus in an amount equal to two and one-half percent (2.5%) of the pretax earnings of the Company for the prior fiscal year (the "Annual Bonus"), provided, however, that Executive's annual
                                  --------  -------
bonus shall not exceed Fifty Thousand Dollars ($50,000) in any one year. The Annual Bonus shall be calculated and paid to the Executive within ninety (90) days following the end of the Company's fiscal year. In the event of an IPO by the Company, if required by the underwriter, Executive agrees to waive any further right to such annual bonus.

          (d) Tax Withholding. The Company shall provide for the withholding of any taxes required to be withheld by federal, state and local law with respect to any payment in cash, shares of capital stock or other property made by or on behalf of the Company to or for the benefit of Executive under this Agreement or otherwise. The Company may, at its option: (i) withhold such taxes from any cash payments owing to the Company to Executive, including any payments owing under any other provision of this Agreement; (ii) require Executive to pay to the

Company in cash such amount as may be required to satisfy such withholding obligations; or (iii) make other satisfactory arrangements with Executive to satisfy such withholding obligations.

     4. BENEFITS. In addition to the Base Salary, Executive shall also be entitled to the following:

          (a) Participation in Benefit Plans. Executive shall be entitled to participate in the various retirement, welfare, fringe benefit, group long-term disability plans and other executive perquisite plans, programs and arrangements of the Company available for senior executive level officers of the Company. Executive and his dependents, at Executive's request shall be enrolled in the Company's health, life, disability and other insurance plans and programs immediately upon his commencement of employment hereunder.

          (b) Vacation and Sick Leave. Executive shall be entitled to three (3) weeks of vacation during each calendar year during which this Agreement is in effect, or such greater period as the Company may approve, and to paid holidays given by the Company to its domestic employees generally, without reduction in salary or other benefits. Executive shall also be entitled to sick leave according to the sick leave policy, which the Company may adopt from time to time.

          (c) Expenses. The Company shall reimburse Executive, upon proper accounting, for reasonable business expenses and disbursements incurred by him in the course of the performance of his duties under this Agreement and in accordance with the Company's policies as in effect from time to time.

          (d) Proration of Benefits. Any payments or benefits hereunder, in any year during which Executive is employed by the Company for less than the entire year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such year during which Executive is employed by the Company.

     5. INDEMNIFICATION AND INSURANCE. Executive shall be entitled to the maximum indemnification provided for Mangers and Members of the Company in the Operating Agreement. Executive's rights under this Paragraph shall continue without time limit so long as he may be subject to any such liability, whether or not the Term of employment has ended. If not otherwise covered under an O & D liability policy held by Intercell International Corporation, the Company shall obtain and maintain, in effect, officers and directors liability insurance, covering Executive, in an amount not less than $1,000,000 without time limit so long as Executive may be subject to any such liability, whether or not the Term of employment has ended.

     6. REPRESENTATIONS AND WARRANTIES OF EXECUTIVE. Executive hereby represents and warrants to the Company that (a) Executive's execution and delivery of this Agreement and his performance of his duties and obligations hereunder will not conflict with, or cause a default under, or give any party a right to damages under, or to terminate, any other agreement to which Executive is a party or by which he is bound; and (b) there are no agreements or understandings that would make unlawful Executive's execution or delivery of this Agreement or his employment hereunder.

     7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Executive as follows:

          (a) The Company is duly organized and established as a limited liability company under the laws of the State of Colorado and has all requisite power and authority to enter into this agreement and to perform its obligations hereunder. The consummation of the transactions contemplated by this Agreement will neither violate nor be in conflict with any agreement or instrument to which the Company is a party or by which it is bound.

          (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of the Company and are valid, legal and binding obligations of the Company, enforceable in accordance with their terms except as may be limited by the laws of general application relating to bankruptcy, insolvency, moratorium or other similar laws relating to or affecting the enforcement or creditors' rights, and rules of law governing specific performance, injunctive relief or other equitable remedies.

     8.     TERMINATION.

          (a) Cause. The Company may terminate Executive's employment at any time for Cause (as defined herein), by reason of Disability (as defined herein), or without Cause; provided, however, that for any reason constituting Cause, Executive is given (1) reasonable notice ("Notice of Termination for Cause") setting forth the reasons for the Company's intention to terminate for Cause and the effective date of such termination (which effective date may be the date of such notice); (2) an opportunity for Executive, together with his counsel, to be heard before the Managers of the Company within two weeks of such notice; and
(3) within five (5) business days after Executive's hearing before the Company, written notice to Executive from the Company of its good faith determination that the reasons specified in the Notice of Termination for Cause constitute Cause under this Paragraph 8(a), and that Executive's employment is terminated effective as of the date specified in the Notice of Termination for Cause. Executive's rights to receive his salary and benefits hereunder shall not be affected during the period between the receipt of the Notice of Termination for Cause and the determination, if any, by the Company that the reasons specified in such notice constituted Cause. For purposes of this Agreement, "Cause" means:

               (i) Executive commits a breach of any material term of this Agreement, or any material obligation of the Company, and such breach constitutes gross negligence or willful misconduct and, if such breach is capable of being cured, Executive Fails to cure such breach within 30 days of notice of such breach;

               (ii) Executive is convicted of, or pleads guilty or nolo contendere to a felony;

               (iii) Executive's commission of any act that would cause any license of the Company or its subsidiaries or affiliates to be revoked, suspended, or not be renewed after proper application;

               (iv) gross negligence in the performance of Executive's duties and responsibilities;

               (v) refusal of Executive to follow proper and achievable written direction of the Company, provided that this shall not be Cause if Executive in good faith believes the direction to be illegal, unethical or immoral and so notifies the Company;

               (vi) material fraud or dishonesty with regard to the Company (other than good faith expense account disputes); or

               (vii) continuous refusal to attempt to perform Executive's responsibilities and duties after written notice.

          (b) Good Reason. Executive may terminate his employment at any time for any of the following reasons (each of which is referred to herein as "Good Reason") by giving the Company notice of the effective date of such termination (which effective date may be the date of such notice):

               (i) the Company commits a breach of any material term of this Agreement and, if such breach is capable of being cured, the Company fails to cure such breach within 30 days of receipt of notice of such breach; or

               (ii) a change of position, duties or the assignments of duties materially inconsistent with Executive's position as Executive Officer of the Company.

          (c) Change in Control. Executive may, at his option, terminate his employment upon a "Change in Control." For purposes of this Agreement, "Change of Control" shall mean:

               (i) the Company's executing an agreement concerning the sale of substantially all of its assets to a purchaser which is not a subsidiary; or

               (ii) the Company's adoption of a plan of dissolution or liquidation;

               (iii) the Company's executing an agreement concerning a merger or consolidation involving the Company in which the Company is not the surviving Company or if, immediately following such merger or consolidation, less than fifty percent (50%) of the surviving Company's outstanding ownership interest is held by persons who are owners of the Company immediately prior to such merger of consolidation.

          (d) Executive's Rights to Terminate. Executive may, at his option, terminate his employment hereunder for any reason upon 60 days' prior written notice to the Company.

          (e) Death. This Agreement shall terminate automatically upon Executive's death.

          (f) Disability. The term "Disability" as used in connection with termination of the employment of Executive shall mean the inability of Executive to substantially perform his material duties hereunder due to physical or mental disablement which continues for a period of six (6) consecutive months, during the term of employment (during which six (6) month period Executive's salary and benefits shall continue) as determined by an independent qualified physician mutually acceptable to the Company and Executive (or his personal representative). Notwithstanding the above, in the event of Disability, Executive shall be entitled to participate in and be covered by the Company's group health plan until Executive is able to obtain health insurance on substantially the same terms and conditions as provided in the Company's group health plan; provided, however, that if the Company's group health plan does not allow Executive and his dependents to continue coverage, then the Company and Executive agree to negotiate a mutually satisfactory alternative to provide Executive with the benefits intended by this Paragraph 8(f).

           (g) Without Cause. The Company may, at its option, terminate Executive's employment without Cause at any time upon written notice to Executive.

           (h) Date of Termination. For purposes of this Agreement, the term "Date of Termination" shall mean the date that any party gives notice, through action or otherwise, that it intends to terminate this Agreement pursuant to the terms hereof or the date, if any, specified by the terminating party in such notice as the effective date of termination; provided, however, with respect to termination for Cause, the Date of Termination shall be the date of receipt by Executive of written notice form the Company as required by Paragraph 8(a) hereof. In addition, where Executive gives notice to terminate this Agreement and the effective date of termination is other than the date the Company receives notice of termination, the Company reserves the right to accelerate the Termination Date to the date Executive notified the Company of his intent to terminate this Agreement.

     9.     OBLIGATIONS OF THE COMPANY UPON TERMINATION.

          (a) Without cause or for Good Reason. If the Company shall terminate Executive's employment without Cause, or if Executive shall terminate his employment for Good Reason, this Agreement shall terminate without further obligation to Executive hereunder, other that the obligation (i) to continue to pay Executive in accordance with the Company's normal payroll payment procedures his Base Salary and other compensation from the Date of Termination at the rate in effect on the Date of Termination for the greater of either the remaining Term of this Agreement or two (2) years, whichever is greater; and (ii) to continue to provide Executive with the benefits set forth in Paragraph 4(a) through the next anniversary of the Effective Date.

          (b) Voluntary. If Executive terminates his employment for other than Good Reason (a "Voluntary Termination"), this Agreement shall terminate without further obligation to Executive hereunder, other than the obligation (i) to continue to pay Executive in accordance with the Company's normal payroll payment procedures his Base Salary and other compensation through the Date of Termination at the rate in effect on the Date Termination; and (ii) to continue to provide Executive with benefits of the type described in Paragraph 4(a) through the day preceding the Date of Termination.

          (c) Cause. If Executive's employment shall be terminated by the Company for "Cause" the Company shall continue to pay Executive his Base Salary and other compensation through the Date of Termination at the rate in effect upon the Date of Termination. Thereafter, the Company shall have no further obligation to Executive.

          (d) Death. If Executive's employment is terminated by reason of Executive's death, the Company shall pay to Executive's heirs or estate, the Base Salary and other compensation at the rate in effect on the day preceding death in amount equal to two (2) years Base Salary together with an estimate of other compensation due, which amount shall be paid in one lump sum within sixty days of the date of death.

          (e) Disability. If Executive's employment is terminated by reason of Disability, the Company shall (i) continue in accordance with the Company's normal payroll payment procedures to pay Executive his Base Salary and other compensation form the Date of Termination at the rate in effect on the Date of Termination, for a period of two (2) years following the date of Disability; and (ii) continue to provide Executive with benefits of the type described in Paragraph 4(a) for a period of two (2) years following the date of Disability; provided, however, that if the Company's group health plan does not allow Executive and his dependents to continue coverage, then the Company and Executive agree to negotiate a mutually satisfactory alternative to provide Executive with the benefits intended by this Paragraph 9(e).

          (f) Change of Control. If Executive terminates his employment within 90 days following a Change of Control, the Company shall (i) continue in accordance with the Company's normal payroll payment procedures to pay Executive his Base Salary and other compensation at the rate in effect on the Date of Termination for the greater of either the remaining Term of this Agreement or two (2) years following the date of a Change of Control, whichever is greater; and (ii) continue to provide Executive with benefits of the type described in Paragraph 4(a) for a period of two (2) years following the date of a Change of Control.

     10. NON-COMPETITION. Executive acknowledges and recognizes the highly competitive nature of the Company and its affiliates and Executive accordingly covenants and agrees, that at all times for a period of twelve (12) consecutive months subsequent to the end of the Term or the Date of Termination, whichever occurs earlier, as follows:

           (a) Executive will not directly or indirectly own, manage, operate, finance, join control or participate in the ownership, management, organization , financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with any business or enterprise engaged in a business the same as or substantially similar to the business of the Company and its affiliates except as a holder of fewer that 5% of the outstanding shares or other equity interests of a company whose shares or other equity interests are registered under Section 12 of the Exchange Act.

           (b) Executive will not directly or indirectly induce any employee of the Company or any of its affiliates to engage in any activity in which Executive is prohibited from engaging by subparagraph (a) above or to terminate their employment with the Company or any of its affiliates, and will not directly or indirectly employ or offer employment to any person who was employed by the Company or any of its affiliates unless such person shall have been terminated without cause or ceased to be employed by any such entity for a period of at least 12 months.

           (c) Executive will not use or permit his name to be used in connection with any business or enterprise engaged in the business the same as or similar to Company or its affiliates or any other business engaged in by Company or any of its affiliates.

            (d) Executive will not make any statement or take any action intended to impair the goodwill or the business reputation of the Company or any of is affiliates, or to be otherwise detrimental to the interests of the Company or any of its affiliates, including any action or statement intended, directly or indirectly, to benefit a competitor of the Company or any of its affiliates, except as may be required by applicable law or by a local, state or federal regulatory agency.

            (e) Executive will not (i) disclose any customer lists or any part thereof to any person, firm, Company, association or other entity for any reason or purpose whatsoever; (ii) assist in obtaining any of the Company's customers for any other similar business; (iii) encourage any customer to terminate, change or modify its relationship with the Company; or (iv) solicit or divert or attempt to solicit or divert the Company's customers.

            (f) The Company shall have the right, subject to applicable law, to inform any other third party that the Company reasonably believes to be, or to be contemplating participating with Executive or receiving from Executive properties of the Company in violation of this Agreement and of the rights of the Company hereunder, and that participation by any such third party with Executive in activities in violation of this Paragraph 10 may give rise to claims by the Company against such third party;

            (g) Executive and the Company agree that in light of the specialized nature of the industry and the national-customer base of the Company's business, that the restrictions set forth in this Paragraph 10 shall apply to Executive within the territory of the United States of America. It is expressly understood and agreed that although Executive and the Company consider the restriction contained in the Paragraph 10 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum intent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein; provided, however that the provisions of this Paragraph 10 shall not apply if Executive is terminated without Cause or Executive terminates for Good Reason.

            (h) The failure of Executive to abide by the provisions of this Paragraph 10 shall be deemed a material breach of this Agreement. The primary purpose of the covenant not to compete is the Company's legitimate interest in protecting its economic welfare and business goodwill. The Company and the Executive further agree that this covenant shall in no way be construed as a mere limitation on competition nor shall it be construed as a restraint on Executive's right to engage in a common calling.

     11. PROPRIETARY INFORMATION. Executive agrees that at all times during the Term of this Agreement and after Executive is no longer employed by the Company, Executive shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit on any person, firm, association or company other than the Company, any Proprietary Information. "Proprietary Information" means information relating to the properties, prospects, products, services or operations of the Company or any direct or indirect affiliate thereof that is not generally known, is proprietary to the Company or such affiliate and is made known to Executive or learned or acquired by Executive while in the employ of the Company, including, by way of illustration, but not limitation, information concerning trade secrets, processes, structures, formulae, data and know-how, improvements, inventions, product concepts, techniques, marketing plans, strategies, forecasts, customer lists and information about the Company's employees and/or consultants (including, without limitation, the compensation, job responsibility and job performance of such employees and/or consultants). However, Proprietary Information shall not include (i) at the time of disclosure to Executive such information that was in the public domain or later entered the public domain other than as result of a beach of an obligation herein; (ii) subsequent to disclosure to Executive, Executive received such information form a third party under no obligation to maintain such information in confidence, and the third party came into possession of such information other than as a result of a breach of an obligation herein; or (iii) rights otherwise authorized or reserved in the Operating Agreement. All materials or articles of information of any kind furnished to Executive by the Company or developed by Executive in the course of his employment thereunder are and shall remain the sole property of the Company; and if the Company requests the return of such information at any time during, upon or after the termination of Executive's employment hereunder, Executive shall immediately deliver the same to the Company.

     12. OWNERSHIP OF PROPRIETARY INFORMATION. Executive agrees that, except as otherwise provided in the Operating Agreement, all Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all licenses and other rights in connection with such proprietary Information. At all times during the Term of this Agreement and after Executive is no longer employed by the Company, Executive will keep the strictest confidence and trust all Proprietary Information and will not use or disclose such Proprietary Information, or anything relating to such information, without the prior written consent of the Company, except as many be necessary in the ordinary course of performing his duties under this Agreement.

     13. DOCUMENTS AND OTHER PROPERTY. All materials or articles of information of any kind furnished to Executive in the course of his employment hereunder are and shall remain the sole property of the Company; and if the Company requests the return of such information at any time during, upon or after the termination of Executive's employment hereunder, Executive shall immediately deliver the same to the Company. Executive will not, without the prior written consent of the Company, retain any documents, data or property, or any reproduction thereof of any description, belonging to the Company or pertaining to any Proprietary Information.

     14. THIRD-PARTY INFORMATION. The Company from time to time receives from third parties confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes ("Third-party Information"). At all times, until after the later of (a) the Expiration Date, (b) the anniversary of the Date of Termination; or (c) the period of time the Company must maintain the Third-Party Information as confidential, Executive will hold Third-Party Information in the strictest confidence and will not disclose or use Third-Party Information except as permitted by the agreement between the Company and such third party.

     15. INTELLECTUAL PROPERTY. Any and all improvements, inventions, designs, ideas, works of authorship, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulae, processes, techniques, know-how, and data, whether or not patentable (collectively "Products"), made or conceived or reduced to practice or learned by Executive, either along or jointly with others, during the period of Executive's employment (whether or not during normal working hours) that are related to or useful in the actual or anticipated business of the Company, or result from tasks assigned Executive by the Company or result from Executive's use of premises or equipment owned, leased, or contracted for by the Company (a) during the period of this Agreement, or (b) within a period of one year after the Date of Termination, which may be directly or indirectly useful in, or relate to, the business of the Company, shall be promptly and fully disclosed by Executive to the Company and, if such intellectual property was made, developed or created pursuant to Executive's employment hereunder, such intellectual property shall be the Company's exclusive property as against Executive, and Executive shall promptly deliver to an appropriate representative of the Company as designated by the Company all papers, drawings, models, data and other material relating to any invention made, developed or created by him as aforesaid. Executive shall, at the request of the Company and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel or direct issuance of patents or copyrights to the Company with respect to such Products as are to be the Company's exclusive property as against Executive or to vest in the Company title to such Products as against executive. The expense of securing any such patent or copyright shall be borne by the Company. Executive shall be compensated, in accordance with the Company's

"Creative Awards" standard policy, for all Products created or developed by the Executive either prior to his employment (if delivered to the Company) or during the term of his Employment.

     16. EQUITABLE RELIEF. Executive acknowledges that, in view of the nature of the business in which the Company is engaged, the restrictions contained in paragraphs 10 through 15, inclusive (the "Restrictions") are reasonable and necessary in order to protect the legitimate interest of the Company, and that any violation thereof would result in irreparable injuries to the Company, and Executive therefor further acknowledges that, if Executive violates, or threatens to violate, any of the Restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Company may be entitled.

     17. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the successors and assigns of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation or otherwise) to all or a significant portion of its assets, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place. Regardless whether such agreement is executed, this Agreement shall be binding upon any successor of the Company in accordance with the operation of law and such successor shall be deemed the "Company," for purposes of this Agreement.

     18. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first-class certified mail, return receipt requested, postage prepaid, addressed as follows:

     if to the Company:
     -----------------

          Brunetti DEC, LLC
          1888 Sherman Street, Suite 620
          Denver, Colorado  80203

     if to Executive:
     ---------------

          Mr. Charles L. Brunetti
          877 E. 17th Avenue, Unit 3A
          Denver, Colorado  80218

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

     19.     ARBITRATION OF ALL DISPUTES.

          (a) Any controversy or claim arising out of or relating to this Agreement or the breach thereof (including the arbitrability of any controversy or claim), shall be settled by arbitration in the City of Denver in accordance with the laws of the State of Colorado by arbitration held before the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this paragraph 19. The cost of any arbitration proceeding hereunder shall be borne equally by the Company and Executive. The award of the arbitrators shall be binding upon the parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          (b) If it shall be necessary or desirable for Executive to retain legal counsel and incur other costs and expenses in connection with the enforcement of any or all of his rights under this Agreement, and provided that Executive prevails in the enforcement of such rights, the Company shall pay (or Executive shall be entitled to recover from the Company, as the case may be) Executive's reasonable attorneys' fees and costs and expenses in connection with the enforcement of his rights including the enforcement of any arbitration award.

     20. NO ASSIGNMENT. Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

     21. EXECUTION IN COUNTERPARTS. This Agreement may be executed by parties hereto in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument. The facsimile signature of any party to this Agreement shall be considered an original signature of such person.

     22. JURISDICTION AND GOVERNING LAW. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of Colorado, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Colorado, other than the conflict of laws provisions of such laws.

     23. SEVERABILITY. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

     24. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereof, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto.

     25. HEADINGS DESCRIPTIVE. The headings of the several paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any of this Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.



                         BRUNETTI DEC, LLC:



                         By:  ________________________________




                         EXECUTIVE



                         By:  _________________________________

                    VESTING OPTION GRANT AND ACKNOWLEDGEMENT

THIS AGREEMENT has been made this 20th day of October 2003, between Allen F. Beall, Jr. (the "Employee") and Intercell International Corporation, a Nevada corporation (the "Company").

1.  GRANT  OF  ISO.

The Company, pursuant to the provisions of the Intercell International Corporation 1995 Compensatory Stock Option Plan (the "Plan"), a copy of which was previously received by the Employee, hereby grants to the Employee, subject to the terms and conditions set forth or incorporated herein, an option to acquire 500,000 Common Shares. The provisions of the 1995 Plan governing the terms and conditions of the ISO granted hereby are incorporated in full herein and made a part hereof by this reference.

2.  VESTING.

The ISO granted hereunder shall be issuable and vested as follows:

                              IMMEDIATE AND IN FULL

3.  TRANSFERABILITY.

The grant evidenced hereby is not assignable or transferable by the Employee other than by the Employee's will or by the laws of descent and distribution, as provided in paragraph 12 of the 1995 Plan. The shares shall be issuable only to the Employee during the Employee's lifetime.


                              INTERCELL  INTERNATIONAL
                                    CORPORATION




                              By:__________________________
                                   Paul  H.  Metzinger,  President

                              ATTEST:




                              By:___________________________
                                   Kristi  J.  Kampmann,  Secretary

                                 ACKNOWLEDGMENT

I, the undersigned person, company or firm, by signature below acknowledge as of the date below to the Board of Directors and management of Intercell International Corporation ("Company") that:

1. In connection with the grant of Common Shares to me under the 1995 Compensatory Stock Option Plan of the Company ("Plan"), the Company ahs delivered to me the documents itemized below:

          (i)     Prospectus  dated  January  24,  1996;
          (ii) Annual report on Form 10-KSB for the year ended September 30, 2002;
          (iii)   A  copy  of  the  Plan.

2. The Company has advised me that the Common Shares of the Company issued to me under the plan previously have been registered with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, under cover of a Registration Statement on Form S-8, of which the Prospectus is a part.

3. The Prospectus explains, and I understand, that certain reports and documents listed in the Prospectus have been incorporated by reference into the Prospectus and Registration Statement and form part of the statutory Prospectus, and the periodic reports and annual reports to shareholders subsequently filed by the Company with the SEC will automatically be deemed to update the Registration Statement and Prospectus.

4. The Company has made clear to me that it will furnish to me, without charge upon my request, any and all documents listed in the Prospectus as being incorporated therein and in the Registration Statement by reference, and any and all reports and documents hereafter automatically incorporated by reference into the Prospectus and Registration Statement.

5.   I ______AM _______ AM NOT a director or executive of the Company.

6. I ______AM _______ AM NOT the beneficial owner of 10% or more of the Company's outstanding Common Shares.

7. The Undersigned hereby acknowledges receipt from the Company of the Plan attached hereto, and accepts this Option subject to each and every term and provisions of such Plan. The Undersigned hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Board of Directors administering the Plan on any questions arising under such Plan. The Undersigned recognizes that if his employment with the Company or any subsidiary thereof shall be terminated for any reason whatsoever, all of the Undersigned's rights hereunder shall thereupon terminate as provided in the Plan.


DATED: October 20, 2003

                                   X
                                   ------------------------------------------
                                                   Signature



                                   ------------------------------------------
                                                   Print Name



                                   ------------------------------------------
                                                    Address


                                   ------------------------------------------
                                                    Address


                                   ------------------------------------------
                                             Social Security Number

                        INCENTIVE STOCK OPTION AGREEMENT

     THIS  AGREEMENT  has been made this 20th day of October 2003, between Allen
F. Beall, Jr. (the "Employee"), and Intercell International Corporation, a Nevada corporation (the "Company").


1.  GRANT  OF  OPTION.

The Company, pursuant to the provisions of the Intercell International Corporation 1995 Compensatory Stock Option Plan (the "Plan"), a copy of which was previously received by the Employee, hereby grants to the Employee, subject to the terms and conditions set forth or incorporated herein, an option to purchase form the Company all or any part of an aggregate of Common Shares, as such Common Shares are now constituted, at the purchase price of $0.51 per share. The provisions of the Plan governing the terms and conditions of the Option granted hereby are incorporated in full herein and made a part hereof by this reference. The Employee, by his or her signature below, agrees to be bound by the terms and conditions thereof.

2.  EXERCISE.

The Option evidenced hereby shall be exercisable in whole or in part (but only in multiples of 100 shares unless exercise is as to the terminating balance of this Option) on or after October 20, 2003 and on or before October 20, 2013 provided that the cumulative number of Common Shares as to which this Option may be exercised (except in the event of death, retirement, or disability, as provided in paragraph 11(a) of the Plan) shall not exceed the following amounts:

               Cumulative  Number  of  Shares:            500,000

               Prior  To  Date  (Not  Inclusive  of):     OCTOBER 20, 2013

The Option evidenced hereby shall be exercisable by the delivery to and receipt by the Company of (i) a written notice of election to exercise, in the form set forth in Exhibit "A" hereto, specifying the number of Common Shares to be purchased; (ii) accompanied by payment of the full purchase price thereof in cash or certified check payable to the order of the Company, or by fully-paid and nonassessable Common Shares of the Company properly endorsed over to the Company, or by a combination thereof, and (iii) by return of this Incentive Stock Option Agreement for endorsement of exercise by the Company. In the event fully-paid and nonassessable Common Shares are submitted as whole or partial payment for shares to be purchased hereunder, such Common Shares will be valued at the Fair Market Value (as defined in the Plan) on the date such shares received by the Company are applied to payment of the exercise price.

3.  TRANSFERABILITY.

The Option evidenced hereby is not assignable or transferable by the Employee other than by the Employee's will or by the laws of descent and distribution, as provided in paragraph 12 of the Plan. The Option shall be exercisable only by the Employee during the Employee's lifetime.


                              INTERCELL  INTERNATIONAL
                                   CORPORATION




                              By:  _____________________________
                                   Paul  H.  Metzinger,  President



                              ATTEST:





                              By:  _____________________________
                                   Kristi  J.  Kampmann,  Secretary


          Date:                 October  20,  2003

          Employee:             Allen  F.  Beall,  Jr.

          Address:              __________________________


                                __________________________


          Social Security No.:  __________________________

                                    EXHIBIT A

                      NOTIFICATION OF ELECTION TO EXERCISE

(Suggested form of letter to be used for notification of election to exercise. Please do not use this page, but follow this form in a separately typed letter.)

Date:
Attn:  Kristi Kampmann
Intercell International Corporation
370 17th Street, Suite 3640
Denver, CO 80202

Dear Sir:
     In accordance with paragraph 2 of the Incentive Stock Option Agreement evidencing the Option granted to me on __________ under the Intercell International Corporation 1995 Compensatory Stock Option Plan, I hereby elect to exercise this Option to the extent of __________ Common Shares.

     Enclosed are (i) Certificate(s) No.(s) ___________ representing fully-paid Common Shares of ____________ endorsed to the Company with signature guaranteed;
(ii) and/or a certified check payable to the order of "Intercell International Corporation" in the amount of $____________ as the balance of the purchase price of $________ for the shares which I have elected to purchase; and (iii) the original Incentive Stock Option Agreement for endorsement by the Company as to exercise. I acknowledge that the Common Shares (if any) submitted as part payment of the exercise price due hereunder will be valued by the Company at their Fair Market Value (as defined in the 1995 Plan) on the date this exercise is effected by the Company. In the event I hereafter sell any Common Shares issued pursuant to the option within two years from the date of exercise or within five years after the date of grant of this Option, I agree to notify the Company promptly of the amount of taxable compensation realized by me by reason of such for federal income tax purposes.

     When the certificate for Common Shares, which I have elected to purchase, has been issued, please deliver it to me, along with my endorsed Incentive Stock Option Agreement in the event there remains an unexercised balance of shares under the Option, at the following address:

                                             Very Truly Yours,


                                             ___________________________________
                                                     Signature of Employee
                                                     Print Name

                    VESTING OPTION GRANT AND ACKNOWLEDGEMENT

THIS AGREEMENT has been made this 20th day of October 2003, between Charles L. Brunetti (the "Employee") and Intercell International Corporation, a Nevada corporation (the "Company").

1.   GRANT OF ISO.

The Company, pursuant to the provisions of the Intercell International Corporation 1995 Compensatory Stock Option Plan (the "Plan"), a copy of which was previously received by the Employee, hereby grants to the Employee, subject to the terms and conditions set forth or incorporated herein, an option to acquire 500,000 Common Shares. The provisions of the 1995 Plan governing the terms and conditions of the ISO granted hereby are incorporated in full herein and made a part hereof by this reference.

2.   VESTING.

The ISO granted hereunder shall be issuable and vested as follows:

                              IMMEDIATE AND IN FULL

3.   TRANSFERABILITY.

The grant evidenced hereby is not assignable or transferable by the Employee other than by the Employee's will or by the laws of descent and distribution, as provided in paragraph 12 of the 1995 Plan. The shares shall be issuable only to the Employee during the Employee's lifetime.


                                       INTERCELL INTERNATIONAL
                                             CORPORATION




                                       By:__________________________
                                            Paul H. Metzinger, President

                                       ATTEST:




                                       By:___________________________
                                            Kristi J. Kampmann, Secretary

                                 ACKNOWLEDGMENT

I, the undersigned person, company or firm, by signature below acknowledge as of the date below to the Board of Directors and management of Intercell International Corporation ("Company") that:

1. In connection with the grant of Common Shares to me under the 1995 Compensatory Stock Option Plan of the Company ("Plan"), the Company ahs delivered to me the documents itemized below:

          (i)     Prospectus  dated  January  24,  1996;
          (ii) Annual report on Form 10-KSB for the year ended September 30, 2002;
          (iii)   A  copy  of  the  Plan.

2. The Company has advised me that the Common Shares of the Company issued to me under the plan previously have been registered with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, under cover of a Registration Statement on Form S-8, of which the Prospectus is a part.

3. The Prospectus explains, and I understand, that certain reports and documents listed in the Prospectus have been incorporated by reference into the Prospectus and Registration Statement and form part of the statutory Prospectus, and the periodic reports and annual reports to shareholders subsequently filed by the Company with the SEC will automatically be deemed to update the Registration Statement and Prospectus.

4. The Company has made clear to me that it will furnish to me, without charge upon my request, any and all documents listed in the Prospectus as being incorporated therein and in the Registration Statement by reference, and any and all reports and documents hereafter automatically incorporated by reference into the Prospectus and Registration Statement.

5.   I ______AM _______ AM NOT a director or executive of the Company.

6. I ______AM _______ AM NOT the beneficial owner of 10% or more of the Company's outstanding Common Shares.

7. The Undersigned hereby acknowledges receipt from the Company of the Plan attached hereto, and accepts this Option subject to each and every term and provisions of such Plan. The Undersigned hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Board of Directors administering the Plan on any questions arising under such Plan. The Undersigned recognizes that if his employment with the Company or any subsidiary thereof shall be terminated for any reason whatsoever, all of the Undersigned's rights hereunder shall thereupon terminate as provided in the Plan.


DATED: October 20, 2003

                                   X
                                   ------------------------------------------
                                                   Signature



                                   ------------------------------------------
                                                   Print Name



                                   ------------------------------------------
                                                    Address


                                   ------------------------------------------
                                                    Address


                                   ------------------------------------------
                                             Social Security Number

                        INCENTIVE STOCK OPTION AGREEMENT

     THIS AGREEMENT has been made this 20th day of October 2003, between Charles
L. Brunetti (the "Employee"), and Intercell International Corporation, a Nevada corporation (the "Company").


1.  GRANT  OF  OPTION.

The Company, pursuant to the provisions of the Intercell International Corporation 1995 Compensatory Stock Option Plan (the "Plan"), a copy of which was previously received by the Employee, hereby grants to the Employee, subject to the terms and conditions set forth or incorporated herein, an option to purchase form the Company all or any part of an aggregate of Common Shares, as such Common Shares are now constituted, at the purchase price of $0.51 per share. The provisions of the Plan governing the terms and conditions of the Option granted hereby are incorporated in full herein and made a part hereof by this reference. The Employee, by his or her signature below, agrees to be bound by the terms and conditions thereof.

2.  EXERCISE.

The Option evidenced hereby shall be exercisable in whole or in part (but only in multiples of 100 shares unless exercise is as to the terminating balance of this Option) on or after October 20, 2003 and on or before October 20, 2013 provided that the cumulative number of Common Shares as to which this Option may be exercised (except in the event of death, retirement, or disability, as provided in paragraph 11(a) of the Plan) shall not exceed the following amounts:

               Cumulative  Number  of  Shares:            500,000

               Prior  To  Date  (Not  Inclusive  of):     OCTOBER 20, 2013

The Option evidenced hereby shall be exercisable by the delivery to and receipt by the Company of (i) a written notice of election to exercise, in the form set forth in Exhibit "A" hereto, specifying the number of Common Shares to be purchased; (ii) accompanied by payment of the full purchase price thereof in cash or certified check payable to the order of the Company, or by fully-paid and nonassessable Common Shares of the Company properly endorsed over to the Company, or by a combination thereof, and (iii) by return of this Incentive Stock Option Agreement for endorsement of exercise by the Company. In the event fully-paid and nonassessable Common Shares are submitted as whole or partial payment for shares to be purchased hereunder, such Common Shares will be valued at the Fair Market Value (as defined in the Plan) on the date such shares received by the Company are applied to payment of the exercise price.

3.  TRANSFERABILITY.

The Option evidenced hereby is not assignable or transferable by the Employee other than by the Employee's will or by the laws of descent and distribution, as provided in paragraph 12 of the Plan. The Option shall be exercisable only by the Employee during the Employee's lifetime.


                                       INTERCELL  INTERNATIONAL
                                            CORPORATION




                                       By:  _____________________________
                                            Paul  H.  Metzinger,  President



                                       ATTEST:





                                       By:  _____________________________
                                            Kristi  J.  Kampmann,  Secretary


          Date:                   October  20,  2003

          Employee:               Charles  L.  Brunetti

          Address:                __________________________


                                  __________________________


          Social  Security  No.:  __________________________

                                    EXHIBIT A

                      NOTIFICATION OF ELECTION TO EXERCISE

(Suggested form of letter to be used for notification of election to exercise. Please do not use this page, but follow this form in a separately typed letter.)

Date:
Attn:  Kristi Kampmann
Intercell International Corporation
370 17th Street, Suite 3640
Denver, CO 80202

Dear Sir:
     In accordance with paragraph 2 of the Incentive Stock Option Agreement evidencing the Option granted to me on __________ under the Intercell International Corporation 1995 Compensatory Stock Option Plan, I hereby elect to exercise this Option to the extent of __________ Common Shares.

     Enclosed are (i) Certificate(s) No.(s) ___________ representing fully-paid Common Shares of ____________ endorsed to the Company with signature guaranteed;
(ii) and/or a certified check payable to the order of "Intercell International Corporation" in the amount of $____________ as the balance of the purchase price of $________ for the shares which I have elected to purchase; and (iii) the original Incentive Stock Option Agreement for endorsement by the Company as to exercise. I acknowledge that the Common Shares (if any) submitted as part payment of the exercise price due hereunder will be valued by the Company at their Fair Market Value (as defined in the 1995 Plan) on the date this exercise is effected by the Company. In the event I hereafter sell any Common Shares issued pursuant to the option within two years from the date of exercise or within five years after the date of grant of this Option, I agree to notify the Company promptly of the amount of taxable compensation realized by me by reason of such for federal income tax purposes.

     When the certificate for Common Shares, which I have elected to purchase, has been issued, please deliver it to me, along with my endorsed Incentive Stock Option Agreement in the event there remains an unexercised balance of shares under the Option, at the following address:

                                          Very Truly Yours,


                                          __________________________________
                                                 Signature of Employee
                                                 Print Name